As filed with the Securities and Exchange Commission on April 16, 2020

Registration Nos. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICOLD REALTY TRUST

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

(Exact Name of Each Registrant as Specified in Its Charter)

Americold Realty Trust Maryland	Americold Realty Operating Partnership, L.P. Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
93-0295215	01-0958815
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
10 Glenlake Parkway South Tower, Suite 600 Atlanta, Georgia 30328 (678) 441-1400	10 Glenlake Parkway South Tower, Suite 600 Atlanta, Georgia 30328 (678) 441-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James C. Snyder, Jr.

Chief Legal Officer and Executive Vice President

10 Glenlake Parkway

South Tower, Suite 600

Atlanta, Georgia 30328

(678) 441-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

C. Spencer Johnson, III

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Americold Realty Trust:
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
Americold Realty Operating Partnership, L.P.:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

Americold Realty Trust Americold Realty Operating Partnership, L.P.	☐ ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share/Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(3)
Securities of Americold Realty Trust
Common Shares of Beneficial Interest, $0.01 par value per share
Preferred Shares of Beneficial Interest, $0.01 par value per share
Depositary Shares
Warrants
Guarantees (4)
Securities of Americold Realty Operating Partnership, L.P.
Debt Securities

(1)

An indeterminate aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrants hereby defer payment of the registration fee required in connection with this registration statement.
(4)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

PROSPECTUS

Americold Realty Trust

Common Shares

Preferred Shares

Depositary Shares

Warrants

Guarantees

Americold Realty Operating Partnership, L.P.

Debt Securities

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: (i) Americold Realty Trust’s common shares of beneficial interest, $0.01 par value per share, or common shares; (ii) Americold Realty Trust’s preferred shares of beneficial interest, $0.01 par value per share, or preferred shares; (iii) depositary shares representing entitlement to all rights and preferences of fractions of Americold Realty Trust’s preferred shares of a specified series and represented by depositary receipts, or depositary shares; (iv) warrants to purchase Americold Realty Trust’s common shares or preferred shares or depositary shares, or warrants; and (v) debt securities of Americold Realty Operating Partnership, L.P., or debt securities, which will be fully and unconditionally guaranteed by Americold Realty Trust.

We refer to common shares, preferred shares, depositary shares, warrants and debt securities (together with any related guarantees) registered hereunder collectively as the “securities” in this prospectus. We will offer the securities in amounts, at prices and on terms determined at the time of the offering of any such security.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of common shares, any public offering price; (ii) in the case of preferred shares, the designation, number and rank and any dividend, liquidation, redemption, voting, conversion and other rights and any public offering price; (iii) in the case of depositary shares, the fractional share of preferred shares represented by each such depositary share; (iv) in the case of warrants, the duration, offering price, exercise price and detachability; and (v) in the case of debt securities and, as applicable, related guarantees, the specific terms of such debt securities and related guarantees.

The securities may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. These securities also may be offered by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from, the information set forth in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “COLD.”

We are a Maryland real estate investment trust and have elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Our amended and restated declaration of trust, or our declaration of trust, contains a restriction on ownership of our shares of beneficial interest that prevents any individual from owning, directly or indirectly, more than 9.8% (in value) of our outstanding shares of beneficial interest, subject to certain exceptions. These restrictions, as well as other share ownership and transfer restrictions contained in our declaration of trust, are designed to enable us to comply with the restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended, or the Code. See “Description of Shares of Beneficial Interest—Restrictions on Transfer.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Americold,” “we,” “us,” “our,” “our company” or “the company” refer to Americold Realty Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including Americold Realty Operating Partnership, L.P., a Delaware limited partnership, of which Americold Realty Trust is the sole general partner. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “our operating partnership” or “the operating partnership” refer to Americold Realty Operating Partnership, L.P. together with its consolidated subsidiaries.

You should consider carefully the risk factors in our periodic reports and under “Risk Factors” beginning on page 3 of this prospectus, as well as other information that we file with the Securities and Exchange Commission and in any applicable prospectus supplement before purchasing any of the securities.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell common shares, preferred shares, depositary shares, warrants and debt securities (and related guarantees, as applicable) in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. To the extent that this prospectus is used by any selling securityholder to sell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We, or any selling securityholders, may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents or underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with additional or different information, and, if you are provided with any such information, you should not rely on it. We do not take any responsibility for or provide any assurance as to the accuracy or completeness of any additional or different information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the respective dates of this prospectus and any such prospectus supplement or supplements, regardless of the time of delivery of this prospectus and any such prospectus supplement or supplements or the time of any sale of securities sold pursuant to this prospectus and such prospectus supplement or supplements.

Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

OUR COMPANY

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We consider our temperature-controlled warehouses to be “mission-critical” real estate in the markets we serve from “farm to fork” and an integral component of the temperature-controlled food infrastructure supply chain, which we refer to as the “cold chain.” The cold chain is vital for maintaining the quality of food producers’, distributors’, retailers’ and e-tailers’ temperature-sensitive products, protecting brand reputation and ensuring consumer safety and satisfaction. Our customers depend upon the location, high-quality, integration and scale of our portfolio to ensure the integrity and efficient distribution of their products. Americold Realty Operating Partnership, L.P. is the entity through which Americold Realty Trust conducts its business and owns its assets.

We operate a global network of high-quality warehouses in the United States, Australia, New Zealand, Argentina and Canada. Many of our warehouses are located in key logistics corridors in the countries in which we operate, including strategically critical U.S. and international metropolitan statistical areas, while others are connected or immediately adjacent to customers’ production facilities. We believe our strategic locations and the extensive geographic presence of our integrated warehouse network are fundamental to our customers’ ability to optimize their distribution networks while reducing their capital expenditures, operating costs and supply-chain risks. Many of the warehouses in our real estate portfolio have been modernized to reduce our power costs and increase their competitive position through reliable temperature-control systems and processes.

Americold Realty Trust was organized in the state of Maryland on December 27, 2002. Americold Realty Operating Partnership, L.P. was organized in the state of Delaware on April 5, 2010. Our principal executive offices are located at 10 Glenlake Parkway, South Tower, Suite 600, Atlanta, Georgia 30328. Our telephone number is (678) 441-1400. Our website is www.americold.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors incorporated by reference from our company’s and our operating partnership’s most recent combined Annual Report on Form 10-K, or our Annual Report, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. Any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and our ability to service our debt and make distributions to our shareholders, which we refer to collectively as materially and adversely affecting us, having a material adverse effect on us or comparable phrases. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to “Forward-Looking Statements” below.

Risk Related to Our Business

Risks Related to Public Health Crises

We face various risks and uncertainties related to public health crises, including the recent and ongoing global outbreak of the novel coronavirus (COVID-19). The COVID-19 pandemic is growing and its impacts are uncertain and hard to measure, but may have a material adverse effect on us.

We face various risks and uncertainties related to public health crises, including the recent and ongoing global COVID-19 pandemic, which has disrupted financial markets and significantly impacted worldwide economic activity to date and is likely to continue to do so. These risks include:

•	potential work stoppages, including due to spread of the disease among our employees or due to shutdowns that may be requested or mandated by governmental authorities;

•	labor unrest due to risks of disease from working with other employees and outside vendors;

•	economic impacts, including increased labor costs, from mitigation and other measures undertaken by us and/or third parties to support and protect our employees or the food supply;

•

completing developments on time or an inability of our contractors to perform as a result of spread of disease among employees of our contractors and other construction partners or due to shutdowns that may be requested or mandated by governmental authorities;

•	limiting the ability of our customers to comply with the terms of their contracts with us, including in making timely payments to us;

•

limiting the ability of our suppliers and partners to comply with the terms of their contracts with us, including in making timely delivery of supplies to us such as ammonia necessary for the operation of our temperature-controlled warehouses;

•	long-term volatility in or reduced demand for temperature-controlled warehouse storage and related handling and other warehouse services;

•	adverse impact on the value of our real estate;

•	reduced ability to execute our growth strategies, including identifying and completing acquisitions and expanding into new markets; and

•	the exacerbation of other risks discussed in our Annual Report arising from the COVID-19 pandemic.

The COVID-19 pandemic has caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide, which could lead to material impairments of our assets, increases in our allowance for credit losses and changes in judgments in determining the fair value of our assets. Conditions in the bank lending, capital and other financial markets may deteriorate, and our access to capital and other sources of funding may become constrained or more costly, which could materially and adversely affect the availability and terms of future borrowings, renewals, re-financings and other capital raises.

The extent to which COVID-19 impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with any degree of confidence, including the scope, severity, duration and geographies of the outbreak, the actions taken to contain the COVID-19 pandemic or mitigate its impact requested or mandated by governmental authorities or otherwise voluntarily taken by individuals or businesses, and the direct and indirect economic effects of the illness and containment measures, among others. As a result, we cannot at this time predict the impact of the COVID-19 pandemic, but it could have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects.

To the extent the COVID-19 pandemic adversely affects our business, financial condition, liquidity, results of operations or prospects, it may also have the effect of heightening many of the other risks described in our Annual Report under the heading “Risk Factors”.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following:

•	adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry;

•	general economic conditions;

•	uncertainties and risks related to natural disasters, global climate change and public health crises, including the recent and ongoing COVID-19 pandemic;

•	risks associated with the ownership of real estate and temperature-controlled warehouses in particular;

•	defaults or non-renewals of contracts with customers;

•	potential bankruptcy or insolvency of our customers, or the inability of our customers to otherwise perform under their contracts, including as a result of the recent and ongoing COVID-19 pandemic;

•	uncertainty of revenues, given the nature of our customer contracts;

•	increased interest rates and operating costs;

•	our failure to obtain necessary outside financing;

•	risks related to, or restrictions contained in, our debt financing;

•	decreased storage rates or increased vacancy rates;

•	risks related to current and potential international operations and properties;

•

our failure to realize the intended benefits from our recent acquisitions, including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions;

•

our failure to successfully integrate and operate acquired properties or businesses, including but not limited to: Cloverleaf Cold Storage, Lanier Cold Storage, MHW Group Inc., Nova Cold Logistics, Newport Cold Storage and PortFresh Holdings, LLC;

•	acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections;

•

risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof;

•	difficulties in expanding our operations into new markets, including international markets;

•	risks related to the partial ownership of properties;

•	our failure to maintain our status as a REIT;

•	our operating partnership’s failure to qualify as a partnership for federal income tax purposes;

•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us;

•	financial market fluctuations;

•	actions by our competitors and their increasing ability to compete with us;

•	labor and power costs;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	the competitive environment in which we operate;

•	our relationship with our employees, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation;

•	liabilities as a result of our participation in multi-employer pension plans;

•	losses in excess of our insurance coverage;

•	the cost and time requirements as a result of our operation as a publicly traded REIT;

•	changes in foreign currency exchange rates;

•

the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares;

•	the potential dilutive effect of our common share offerings; and

•	risks related to our forward sale agreement entered into with an affiliate of BofA Securities, Inc. in September 2018, as amended.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. For a further discussion of these and other risks, uncertainties and factors that could cause our actual results to differ materially from those projected in any forward-looking statements we make, see “Risk Factors,” including the risks incorporated therein from our Annual Report, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, Americold Realty Trust intends to contribute the net proceeds from any sale of common shares, preferred shares, depositary shares or warrants pursuant to this prospectus to our operating partnership. Unless otherwise indicated in the applicable prospectus supplement, our operating partnership intends to use such net proceeds received from Americold Realty Trust and any net proceeds from any sale of debt securities pursuant to this prospectus for general corporate purposes, which may include the repayment of outstanding indebtedness, the funding of development, expansion and acquisition opportunities and to increase working capital.

Pending any specific application of cash proceeds, our operating partnership may invest the net proceeds in interest bearing accounts and short-term, interest bearing securities which are consistent with Americold Realty Trust’s intention to qualify as a REIT for U.S. federal income tax purposes.

We will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

Further details regarding the use of net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES

We or any selling securityholders named in a prospectus supplement directly or through agents, dealers or underwriters designated from time to time, may from time to time offer, issue and sell, together or separately, under this prospectus one or more of the following categories of securities:

•	common shares of beneficial interest, $0.01 par value per share, of Americold Realty Trust;

•	preferred shares of beneficial interest, $0.01 par value per share, of Americold Realty Trust;

•	depositary shares representing entitlement to all rights and preferences of fractions of Americold Realty Trust’s preferred shares of a specified series and represented by depositary receipts;

•	warrants to purchase common shares, preferred shares or depositary shares of Americold Realty Trust; and

•	debt securities of Americold Realty Operating Partnership, L.P., which will be fully and unconditionally guaranteed by Americold Realty Trust.

We may issue Americold Realty Operating Partnership, L.P.’s debt securities, and related guarantees thereof by Americold Realty Trust, as exchangeable for and/or convertible into shares of Americold Realty Trust’s common shares, preferred shares and/or other securities and related guarantees. Americold Realty Trust’s preferred shares may also be exchangeable for and/or convertible into its common shares, another series of its preferred shares, or its other securities. Americold Realty Operating Partnership, L.P.’s debt securities and related guarantees by Americold Realty Trust, and Americold Realty Trust’s common shares, preferred shares, depositary shares and warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

For purposes of the sections below entitled “Description of Shares of Beneficial Interest,” “Description of Depositary Shares,” “Description of Warrants,” and “Description of Debt Securities and Related Guarantees” references to “the company,” and “our company” refer only to Americold Realty Trust and not to Americold Realty Operating Partnership, L.P. or its other subsidiaries and references to the “operating partnership” refer only to Americold Realty Operating Partnership, L.P. and not its subsidiaries.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following description summarizes the terms of our shares of beneficial interest. While we believe that the following description covers the material terms of our shares of beneficial interest, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the documents incorporated herein by reference, our declaration of trust and our amended and restated bylaws, or our bylaws, and the relevant provisions of Maryland law for a more complete understanding of our shares of beneficial interest. Copies of our declaration of trust and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.”

General

Our declaration of trust provides that our company may issue up to 325,000,000 common shares of beneficial interest, $0.01 par value per share, and 25,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which 125 preferred shares are designated as Series A cumulative non-voting preferred shares of beneficial interest, $0.01 par value per share, and 375,000 preferred shares are designated as Series C cumulative convertible voting preferred shares of beneficial interest, $0.01 par value per share. As of April 13, 2020, 200,271,605 common shares were issued and outstanding and no preferred shares were outstanding. Under Maryland law, a shareholder of a REIT is not liable for the REIT’s debts or obligations solely as a result of its status as a shareholder.

Common Shares

All common shares offered hereby will be duly authorized, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of beneficial interest and to the provisions of our declaration of trust regarding the restrictions on the ownership and transfer of shares of beneficial interest, holders of common shares are entitled to receive dividends on such shares if, as and when authorized by our board of trustees and declared by us out of assets legally available therefor and to share ratably in the assets of our company legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

Subject to the provisions of our declaration of trust regarding the restrictions on the ownership and transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of such common shares will possess the exclusive voting power. Each of our trustees will be elected by a majority of the votes cast with respect to such trustee at any meeting of shareholders duly called and at which a quorum is present and trustees are to be elected, provided that in any contested election the trustees shall be elected by a plurality of the votes cast at any meeting of shareholders duly called and at which a quorum is present and trustees are to be elected. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining common shares will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of the securities. Subject to the provisions of our declaration of trust regarding the restrictions on the ownership and transfer of shares of beneficial interest, all common shares have equal dividend, liquidation and other rights.

Our declaration of trust authorizes our board of trustees to reclassify any unissued common shares into other classes or series of shares of beneficial interest and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. In addition, our declaration of trust authorizes our board of trustees, without shareholder approval, to amend our declaration of trust from time to time to increase or decrease the aggregate number of authorized shares of beneficial interest or the number of authorized shares of any class or series of beneficial interest.

Preferred Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time, into one or more series, as authorized by our board of trustees. Prior to issuance of preferred shares of any series, our board of trustees is required by Maryland law and our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such series. Thus, our board of trustees could authorize the issuance of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of common shares or otherwise be in their best interest.

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause us to issue such classified or reclassified shares of beneficial interest will provide our company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the securities may be listed or traded. Although our board of trustees has no intention at the present time of doing so, it could authorize our company to issue a class or series of shares of beneficial interest that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of common shares or otherwise be in their best interest.

Restrictions on Transfer

To qualify as a REIT under the Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT was made). Also, not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT was made). See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company—Organizational Requirements.”

Our declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares of beneficial interest that a person may own. Our declaration of trust provides that no individual (including certain entities treated as individuals) may own, or be deemed to own by virtue of the relevant applicable attribution rules of the Code, more than 9.8% (in value) of our outstanding shares of beneficial interest, or the Ownership Limit. Our declaration of trust further prohibits (a) any person from beneficially or constructively owning our shares of beneficial interest that would result in our company being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, (b) any person from transferring shares of beneficial interest of our company if such transfer would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons and (c) any person from beneficially owning our shares to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code (after taking into account for such purpose the statutory presumptions set forth in Section 897(h)(4)(E) of the Code).

Our board of trustees is required to exempt a proposed transferee (prospectively or retrospectively) from the Ownership Limit (but not any of the other restrictions on the transfer or ownership of our shares of beneficial interest) and may establish or increase an excepted holder limit for such individual, or an Excepted Holder, if the proposed transferee provides our board of trustees with information, satisfactory in the sole and absolute discretion of our board of trustees, demonstrating: (a) that such exemption would not result in our company being “closely held” within the meaning of Section 856(h) of the Code or failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code; (b) that such holder does not own, actually or constructively, an interest in a tenant of our company (or a tenant of any entity owned or controlled by our company) that would cause our company to own, directly or indirectly, more than a 9.8% interest in such a tenant other than a tenant from whom our company (or an entity owned or controlled by our company) derives and is expected to continue to derive a sufficiently small amount of revenue that the rent from such tenant would not, in the opinion of our board of trustees, adversely affect our ability to qualify as a REIT; and (c) that such exemption would not otherwise result in our failure to qualify as a REIT. The individual seeking an exemption must represent to the satisfaction of our board of trustees that it will not violate the aforementioned restrictions while such person beneficially or constructively owns our shares of beneficial interest in excess of the Ownership Limit. The individual also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the Trust (as defined below). In connection with granting a waiver of the Ownership Limit or creating or modifying an Excepted Holder limit, or at any other time, our board of trustees may increase or decrease the Ownership Limit unless, after giving effect to any increased or decreased Ownership Limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of our outstanding shares. A decreased Ownership Limit will not apply to any individual whose percentage of ownership of our shares is in excess of the decreased Ownership Limit until the individual’s ownership of our shares equals or falls below the decreased Ownership Limit, but any further acquisition of our shares will be subject to the decreased Ownership Limit. Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT prior to granting an exemption.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of beneficial interest of our company that resulted in a transfer of shares to the Trust, is required to give written notice immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior written notice) to our company and provide our company with such other information as our company may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our declaration of trust, if any transfer of our shares of beneficial interest would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning our shares of beneficial interest in excess or in violation of the other transfer or ownership limitations described above, or a Prohibited Owner, then that number of shares of beneficial interest, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share), will be automatically transferred to a trust, or the Trust, for the exclusive benefit of one or more charitable beneficiaries designated by us, or the Charitable Beneficiary, and the Prohibited Owner may not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the

Business Day (as defined in our declaration of trust) prior to the date of the violative transfer. Shares of beneficial interest held in the Trust will constitute issued and outstanding shares of beneficial interest. The Prohibited Owner may not benefit economically from ownership of any shares of beneficial interest held in the Trust, and will have no rights to dividends or possess any rights to vote or other rights attributable to the shares of beneficial interest held in the Trust. The trustee of the Trust, or the Trustee, will have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Trust, which rights are to be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to us discovering that shares of beneficial interest have been transferred to the Trustee will be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid must be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee will be held in trust for the Charitable Beneficiary. The Prohibited Owner will have no voting rights with respect to shares of beneficial interest held in the Trust and, subject to Maryland law, effective as of the date that the shares of beneficial interest have been transferred to the Trust, the Trustee will have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if our company has already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the Trust, the Trustee must sell the shares of beneficial interest held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee must distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner will receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in our declaration of trust) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of beneficial interest have been transferred to the Trust, the shares are sold by a Prohibited Owner, then (i) the shares will be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for the shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the Trustee upon demand.

In addition, our shares of beneficial interest held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept such offer. We may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee. We may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. We have the right to accept any offer until the Trustee has sold the shares of beneficial interest held in the Trust. Upon such a sale to our company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

To the extent shares of beneficial interest of our company are certificated, all certificates evidencing common shares and preferred shares will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, including our common shares, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of the owner, the number of shares of each class and series of our shares of beneficial interest which the owner beneficially owns and a description of the manner in which the shares are held and whether the beneficial owner of the shares is a “foreign person” within the meaning of Section 897(h) of the Code. Each such owner must provide any additional information as we may reasonably request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT or as a “domestically controlled qualified investment entity” and to ensure compliance with the Ownership Limit. In addition, each shareholder is, upon reasonable demand, required to provide to us any relevant information we reasonably request in order to determine our status as a REIT or as a “domestically controlled qualified investment entity” and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders. To reduce the ability of our board of trustees to use these ownership limitations to delay, defer or prevent a transaction or a change in control of our company, our declaration of trust requires our board of trustees to grant a waiver of the 9.8% ownership limitation if an individual seeking a waiver demonstrates that such ownership would not jeopardize our status as a REIT.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full preferred shares. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a preferred share of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus shall apply unless otherwise specified in a supplement to this prospectus. This summary, as modified by any supplement to this prospectus, does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our declaration of trust and the form of articles supplementary for the applicable series of preferred shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred shares as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred shares represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. Whenever our company redeems any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred shares and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of full preferred shares and all money and other property, if any, represented by such depositary shares. Partial preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of full preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder the preferred shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. Our company will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each preferred share shall have been converted into shares of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and initial issuance of the depositary shares, and redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred shares. The applicable prospectus supplement will include information about the rights, if any, of holders of depositary receipts to inspect the transfer books of the depositary and the list of holders of depositary receipts.

Neither we nor the depositary assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares, preferred shares or depositary shares of Americold Realty Trust, and may issue warrants independently or together with common shares, preferred shares, depositary shares or debt securities or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement and may appoint a bank or trust company as warrant agent, all as specified in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders.

The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. Further terms of the warrants and applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants outstanding;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights, as applicable, as to which holders of the common shares or preferred shares purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of common shares, preferred shares, or depository shares, at such exercise price as shall, in each case, be set forth, or be determinable as set forth, in the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, the company will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following is a description of the general terms and provisions of our operating partnership’s debt securities and related guarantees by Americold Realty Trust. When our operating partnership offers to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of the related guarantees by Americold Realty Trust and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus do not apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this description, you should rely on the information in the prospectus supplement.

The debt securities may be offered in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be the direct unsecured obligations of Americold Realty Operating Partnership, L.P., and will rank equally in right of payment with all of Americold Realty Operating Partnership, L.P.’s other unsecured and unsubordinated indebtedness. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture among the operating partnership, as issuer, the company, as guarantor, and U.S. Bank National Association, as trustee, or the trustee. We have summarized select portions of the indenture below. The summary is not complete. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture and the terms of our debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meaning specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of trustees and set forth or determined in the manner provided in a resolution of our board of trustees, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

Unless we state otherwise in the applicable prospectus supplement, our operating partnership can issue an unlimited amount of the debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•

whether the debt securities will be senior or subordinated obligations of our operating partnership and, if subordinated, the definition of senior indebtedness and other terms and conditions applicable thereto;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities will be paid;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium, if any, and interest on the debt securities will be payable;

•	the price or prices and the terms and conditions upon which the debt securities may be redeemed;

•	any obligation or right of the operating partnership to redeem the debt securities pursuant to any sinking fund or other terms and provisions and the details thereof;

•

the date or dates on which and the price or prices at which debt securities will be repurchased at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global securities;

•	the portion of principal amount of the debt securities payable upon acceleration of the maturity date, if other than the principal amount;

•

the designation of the currency or currencies or composite currency or currencies in which payment of principal of, premium, if any, and/or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or composite currency or currencies other than that in which the debt securities are denominated or otherwise designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series.

As discussed above, the operating partnership may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon acceleration of their maturity pursuant to the terms of the indenture. In addition, the operating partnership may denominate the purchase price of any of the debt securities in a foreign currency or currencies or a composite currency or currencies, and the principal of and any premium and interest on any series of debt securities may be payable in a foreign currency or currencies or a composite currency or currencies. The applicable prospectus supplement will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities.

No Protection in the Event of a Change of Control

Except to the extent described below under “—Merger, Consolidation and Sale of Assets” or in the applicable prospectus supplement, the indenture will not prohibit the operating partnership or the company or any of the operating partnership’s or the company’s subsidiaries from incurring additional indebtedness (including secured indebtedness) or issuing preferred equity in the future, and the indenture will not afford holders of any series of debt securities protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving the operating partnership or the company, (2) a change of control of the operating partnership or the company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the operating partnership’s or the company’s assets or similar transactions, any of which could materially and adversely affect the holders of a series of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of any series of debt securities.

Ranking

The debt securities will be the operating partnership’s unsecured obligations and will rank equally in right of payment with all the operating partnership’s other existing and future unsecured and, in the case of senior debt securities, unsubordinated indebtedness. In the case of subordinated debt securities, the applicable prospectus supplement will define the senior indebtedness to which such debt securities are subordinated. The debt securities will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the operating partnership’s subsidiaries.

Guarantee

The company will fully and unconditionally guarantee the operating partnership’s obligations under the debt securities, including the due and punctual payment of principal and premium, if any, and interest on the debt securities, whether at stated maturity, upon acceleration, upon redemption or repayment or otherwise. Under the terms of the company’s guarantee, holders of the debt securities will not be required to exercise their remedies against the operating partnership before they proceed directly against the company. The company’s obligations under the guarantee will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the company, result in the guarantee constituting a fraudulent transfer or conveyance. The guarantee will be a senior unsecured obligation of the company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness (including guarantees) of the company. The company’s guarantee will be effectively subordinated in right of payment to:

•

all existing and future mortgage indebtedness and other secured indebtedness (including secured guarantees) of the company (to the extent of the value of the collateral securing such indebtedness); and

•

all existing and future indebtedness and other liabilities, whether secured or unsecured, and any preferred equity of the company’s subsidiaries other than indebtedness of such subsidiaries (including the operating partnership) guaranteed by the company.

Merger, Consolidation and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, the operating partnership may not merge into or consolidate with or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any Person or Persons unless:

•	the successor entity is organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor assumes by supplemental indenture all of the obligations of the operating partnership under the indenture and the debt securities;

•

immediately after giving effect to the transaction, no Event of Default and no event which, after notice or the lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

•	an officer’s certificate and opinion of counsel have been delivered to the trustee to the effect that the conditions set forth above have been satisfied.

The restrictions above shall not be applicable to the merger or consolidation of the operating partnership with a Subsidiary of the operating partnership if the company’s board of trustees determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the operating partnership or convert the form of organization of the operating partnership to another form.

Unless we state otherwise in the applicable prospectus supplement, the company may not merge into or consolidate with or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any Person or Persons unless:

•	the successor entity is organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	the successor assumes by supplemental indenture all of the company’s obligations under the indenture, including as guarantor;

•

immediately after giving effect to the transaction, no Event of Default and no event which, after notice or the lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

•	an officer’s certificate and opinion of counsel have been delivered to the trustee to the effect that the conditions set forth above have been satisfied.

The restrictions above shall not be applicable to the merger or consolidation of the operating partnership or the company with a Subsidiary of the company if the company’s board of trustees determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the company or convert the form of organization of the company to another form.

In the case of any such merger, consolidation, sale, transfer, conveyance or other disposition, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, the operating partnership or the company, as the case may be, under the indenture and the debt securities and guarantees, as the case may be, and, subject to the terms of the indenture, the operating partnership or the company, as the case may be, will be released from its obligations under the indenture.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, the following will be “Events of Default” with respect to any series of debt securities:

(1)	the failure to pay interest on the debt securities of such series when the same becomes due and payable, and the Default continues for a period of 30 days;

(2)

the failure to pay the principal (or premium, if any) (including the redemption price upon redemption or repurchase price upon repayment) of the debt securities of such series, when due and payable, on the maturity date, upon acceleration, upon redemption or repayment, or otherwise;

(3)

a Default in the observance or performance of any other covenant or agreement contained in the indenture with respect to such series of debt securities, and the Default continues for a period of 60 days after the operating partnership receives written notice specifying the Default (and demanding that such Default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of such series of debt securities;

(4)	the guarantee of the company is not (or is claimed by the company not to be) in full force and effect with respect to the debt securities of such series;

(5)

a Default under any other debt securities of the company or the operating partnership described in the applicable prospectus supplement accompanying this prospectus, and the Default continues for a period of 60 days after written notice to the operating partnership by the trustee or holders of at least 25% in principal amount of the outstanding debt securities of such series; or

(6)	certain events of bankruptcy or insolvency affecting the company, the operating partnership or any other Significant Subsidiary (as defined below).

A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the Events of Default described above.

If an Event of Default (other than an Event of Default specified in clause (6) above) with respect to the debt securities of a particular series shall occur and be continuing, the trustee or the holders of at least 25% of the principal amount of the debt securities of such series may declare the principal of, and premium, if any, and accrued and unpaid interest on, all the debt securities of such series to be due and payable by notice in writing to the operating partnership and the trustee (if given by the holders of at least 25% of the outstanding principal amount of such debt securities) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above with respect to the debt securities of a particular series occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The indenture will provide that, at any time after a declaration of acceleration with respect to a series of debt securities as described in the second preceding paragraph, the holders of a majority in outstanding principal amount of such series of debt securities may rescind and cancel such declaration and its consequences if:

•	the rescission would not conflict with any judgment or decree;

•	all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration;

•

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; and

•	the operating partnership has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Under the provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of any particular series at the time outstanding may, on behalf of the holders of all of the debt securities of such series, waive any past or existing Default or Event of Default with respect to debt securities of such series and its consequences except (i) a default in the payment of the principal of (and premium, if any) and interest (including the redemption price upon redemption and repurchase price upon repayment) on the debt securities of such series, (ii) a default in the payment of the redemption price or any interest on the debt securities of such series called for redemption on a redemption date, or (iii) a default in respect of a covenant or provisions under the indenture, which may not be modified or amended without the consent of the holders of all debt securities of such series then outstanding or each debt security of such series affected thereby.

The trustee will be required to give notice to the holders of an affected series of debt securities within 90 days of a Default under the indenture unless the Default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of such series of debt securities of any Default with respect to such series of debt securities (except a Default in the payment of the principal of or premium, if any, or interest on the series of debt securities) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture will provide that no holders of a series of debt securities may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for sixty (60) days, to act after it has received a written request to institute proceedings in respect of an Event of Default with respect to such series of debt securities from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of reasonable security or indemnity and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding debt securities of such series. This provision will not prevent, however, any holder of debt securities of a series from instituting suit for the enforcement of payment of the principal of or premium, if any, or interest on the debt securities of such series on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of Default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders of such series of debt securities shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the debt securities of such series not joining therein.

The operating partnership will be required to provide an officers’ certificate to the trustee promptly upon becoming aware of any Default or Event of Default, specifying such Default or Event of Default and further stating what action the operating partnership has taken, is taking or proposes to take with respect thereto. In addition, within 120 days after the close of each fiscal year, the operating partnership and the company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any Default under the indenture and, if so, specifying each Default and the nature and status thereof.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the operating partnership or the company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act.

“Subsidiary” means for any Person, (1) any corporation, partnership, limited liability company or other entity of which at least a majority of the equity securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, or one or more Subsidiaries of such Person, and (2) any other entity the accounts of which are consolidated with those of such Person pursuant to GAAP.

Modification of the Indenture

Unless we state otherwise in the applicable prospectus supplement, from time to time, the operating partnership, the company and the trustee, without the consent of the holders of the affected series of debt securities, may amend the indenture and the terms of the affected series of debt securities for certain specified purposes, including:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•

to conform the terms of the indenture, the series of debt securities and/or the guarantee to this “Description of Debt Securities and Related Guarantees” and to the additional terms set forth in the applicable prospectus and applicable prospectus supplement or any term sheet or free writing prospectus;

•

to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the operating partnership’s or the company’s obligations under the indenture and the series of debt securities or related guarantees, in each case in compliance with the provisions thereof;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•

to make any change that would provide any additional rights or benefits to the holders of a series of debt securities (including to secure such series of debt securities, add guarantees with respect thereto, add to the operating partnership’s covenants or Events of Default with respect to the series of debt securities, or surrender any right or power conferred upon the operating partnership or the company) or that does not adversely affect the legal rights thereunder of any holder of such series of debt securities in any respect; or

•

to supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance or discharge of such series of debt securities in accordance with the indenture; provided that such action shall not adversely affect the interests of any of the holders of such series of debt securities in any respect.

In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of all then outstanding debt securities of the affected series voting as a single class, except that, without the consent of each holder of debt securities of the affected series, no amendment may:

•

reduce the above-stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•

reduce the rate (or change the manner of calculating the rate) of, change or have the effect of changing the time for payment of interest, including defaulted interest, on such series of debt securities;

•

reduce the principal amount of, change or have the effect of changing the stated maturity of such series of debt securities, or reduce the principal of any original issue discount debt security that would be due and payable upon acceleration of the maturity date or the amount thereof provable in bankruptcy;

•

change the timing on which such series of debt securities may be subject to redemption or repurchase or reduce (or change the manner for calculating) the redemption price or repurchase price upon repayment therefor;

•

make such series of debt securities payable in a currency other than that stated in such series of debt securities or change the place of payment of such series of debt securities from that stated in such series of debt securities or in the indenture;

•

make any change in provisions of the indenture protecting the right of each holder of debt securities of such series to receive payment of principal of and premium, if any, and interest on such series of debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in outstanding principal amount of debt securities of such series to waive Defaults or Events of Default;

•	make any change to or modify in any manner adverse to the holders of debt securities of such series the terms and conditions of the obligations of the company under the guarantee;

•	make any change to or modify the ranking of such series of debt securities that would adversely affect the holders thereof;

•	make any change to these amendment provisions described above; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past or existing Defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities of such series.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder, the indenture will provide that debt securities of such series owned by the operating partnership, the company or any other obligor upon such series of debt securities or any affiliate of the operating partnership, the company or the other obligor shall be disregarded.

Satisfaction, Discharge and Defeasance

The operating partnership and the company may terminate their obligations under the indenture with respect to one or more series of debt securities, when:

•

either (i) all of the debt securities of such series that have been authenticated and delivered have been delivered to the trustee for cancellation or (ii) all of the debt securities of such series issued that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year (“discharge”) or are to be called for redemption on a redemption date within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in the operating partnership’s name and at the operating partnership’s expense, and the operating partnership has irrevocably deposited or caused to be deposited with the trustee, in trust, sufficient funds to pay and discharge the entire indebtedness on such series of debt securities to pay principal (and premium, if any), interest and any additional amounts, to the date of such deposit (if the debt securities of such series have become due and payable) or to the maturity date or redemption date, as the case may be;

•	the operating partnership has paid or caused to be paid all other sums then due and payable under the indenture with respect to the debt securities of such series; and

•

the operating partnership has delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

The operating partnership and the company may elect to have their obligations under the indenture discharged with respect to the outstanding debt securities of one or more series (“legal defeasance”). Legal defeasance means that the operating partnership will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series and to have satisfied all of its obligations under the debt securities of such series and the indenture with respect to such series of debt securities, except for:

•	the rights of holders of such series of debt securities to receive principal (and premium, if any), and interest, if any, on such series of debt securities and any additional amounts when due;

•

the operating partnership’s obligations with respect to such series of debt securities concerning the issuance of temporary debt securities; registration and transfer of debt securities; replacement of mutilated, destroyed, lost or stolen debt securities; compensation of the trustee from time to time for its services rendered under the indenture; maintenance of an office or agency for payment; and continuing to hold certain sums in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the legal defeasance provisions of the indenture.

In addition, the operating partnership and the company may elect to have their obligations released with respect to one or more series of debt securities with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute an Event of Default with respect to such series of debt securities. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities of such series. Upon any legal defeasance (but not covenant defeasance) the company will be released from its guarantee of the debt securities of such series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of a series:

•

The operating partnership or the company shall irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) an amount in U.S. dollars, or (ii) non-callable U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest (including the redemption price upon redemption) on such debt securities, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal of (and premium, if any) and interest (including the redemption price upon redemption), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge, and which shall be applied by the trustee to pay and discharge, the principal of (and premium, if any) and interest on such debt securities on the stated maturity of such principal or installment of principal of (and premium, if any) and interest (including the redemption price upon redemption on the applicable redemption date), as the case may be, in accordance with the terms of the indenture and such debt securities.

•

in the case of legal defeasance, the operating partnership has delivered to the trustee an opinion of counsel to the effect that (i) the operating partnership shall have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

•

in the case of covenant defeasance, the operating partnership has delivered to the trustee an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to

U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which the operating partnership or the company are a party, or by which the operating partnership or the company are bound;

•

no Event of Default or event with which notice or lapse of time or both would become an Event of Default with respect to such series of debt securities has occurred and is continuing at the date of such deposit, or solely in the case of Events of Default due to bankruptcy or insolvency, during the period ending on the 91st day after the date of such deposit;

•

the operating partnership will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance, as the case may be, have been complied with;

•

if the monies or U.S. government obligations or combination thereof, as the case may be, are sufficient to pay the principal, interest and premium, if any, the operating partnership will give the Trustee irrevocable instructions to redeem the applicable securities on such date and to provide notice of such redemption to the holders of debt securities of such series as provided in the indenture;

•

such legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any of the operating partnership’s or the company’s securities;

•	such legal defeasance or covenant defeasance will not cause any securities listed on any registered national stock exchange under the Exchange Act to be delisted; and

•

such legal defeasance or covenant defeasance will be effected in compliance with any additional terms, conditions or limitations which may be imposed on the operating partnership or the company in connection therewith.

Book-Entry Procedures and Settlement

Debt securities covered by this prospectus can be issued in definitive form or in the form of one or more global securities. The applicable prospectus supplement will describe the form in which the debt securities offered thereby will be issued.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CONSTITUENT DOCUMENTS

The following is a summary of certain provisions of Maryland law and of our declaration of trust, our bylaws and the amended and restated limited partnership agreement of our operating partnership, or the limited partnership agreement. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the documents incorporated herein by reference, our declaration of trust and bylaws, the limited partnership agreement and the relevant provisions of Maryland law for a more complete understanding of these provisions. Copies of our declaration of trust, bylaws and limited partnership agreement are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find More Information.” For purposes of this section, the terms “we,” “us,” “our” and “our company” refer to Americold Realty Trust and not to any of its subsidiaries.

Our Board of Trustees

Our declaration of trust and bylaws provide that the number of our trustees may be established only by our board of trustees but may never be less than the minimum number required by Maryland law, and our bylaws provide that the number of our trustees may not be more than 15. We currently have nine trustees. There is no cumulative voting in the election of trustees, and a trustee is elected by a majority of the votes cast in the election of trustees, provided that in any contested election the trustees shall be elected by a plurality of the votes cast.

Our declaration of trust and bylaws provide that, except as may be provided by our board of trustees in setting the terms of any class or series of preferred shares, any vacancy on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum of our board of trustees, and any trustee elected to fill a vacancy shall serve for the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for “cause” (as defined in our declaration of trust), and then only by the affirmative vote of shareholders entitled to cast two-thirds of the votes entitled to be cast generally in the election of trustees.

Business Combinations

Under the Maryland General Corporation Law, or the MGCL, as applicable to Maryland real estate investment trusts, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and an interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

•

an affiliate or associate of the trust who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the trust’s then outstanding shares.

A person is not an interested shareholder under the statute if the trust’s board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. In approving the transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, any business combination between the Maryland REIT and the interested shareholder generally must be recommended by the trust’s board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting shares of beneficial interest of the trust; and

•

two-thirds of the votes entitled to be cast by holders of outstanding shares of voting shares of beneficial interest of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s shareholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Our board of trustees has, by resolution, elected to opt out of the business combination provisions of the MGCL, and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested shareholder of ours. This resolution may not be modified or repealed by our board of trustees without the affirmative vote of at least a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees. Accordingly, the five-year prohibition and the supermajority vote requirements described above will not apply to a business combination between us and any other person. As a result, any person may be able to enter into business combinations with us, which may not be in your best interest as a shareholder, within five years of becoming an interested shareholder and without compliance by us with the supermajority vote requirements and other provisions of the MGCL. In addition, we cannot assure you that our board of trustees will not opt to be subject to such business combination provisions at any time in the future and seek shareholder approval therefor.

Control Share Acquisitions

The MGCL, as applicable to Maryland real estate investment trusts, provides that a holder of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by a vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers of the trust or by employees of the trust who are trustees are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of beneficial interest that, if aggregated with all other shares of beneficial interest owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the trust. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain limitations and conditions, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition. If voting rights for the control shares are approved at a shareholders’ meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of beneficial interest. This provision may not be amended by our board of trustees without the affirmative vote of at least a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees. In the event that our bylaws are so amended to modify or eliminate this provision, an acquisition of our shares of beneficial interest may constitute a control share acquisition.

Subtitle 8

Subtitle 8, as applicable to Maryland real estate investment trusts, permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the board of trustees;

•

a requirement that a vacancy on the board of trustees be filled only by the remaining trustees in office and (if the board is classified) for the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a shareholder-requested special meeting of shareholders.

We have elected not to be subject to Subtitle 8 unless approved by the affirmative vote of at least a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (a) require the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees to remove a trustee for cause from our board of trustees, (b) vest in our board of trustees the exclusive power to fix the number of trustees, by vote of a majority of the entire board, (c) require that a vacancy on our board of trustees be filled only by the affirmative vote of a majority of the remaining trustees and for the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies and (d) require, unless called by the Chairman of our board of trustees, our Chief Executive Officer, our President or our board of trustees, the request of shareholders entitled to cast a majority of votes entitled to be cast on any matter that may properly be considered at a meeting of shareholders to call a special meeting to act on the matter.

Amendment to Our Declaration of Trust and Bylaws

Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust, convert into another entity or merge, unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides for the approval of such actions by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, except for amendments to the declaration of trust related to amendments to transfer and ownership restrictions, the termination provision, the exculpation and indemnification provisions, the removal of trustees for cause, the waiver of certain business opportunities and the provision related to amending these provisions, the approval of which requires the affirmative vote of the shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Under Maryland law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or Maryland law without the affirmative vote of the shareholders. Our declaration of trust permits such action by our board of trustees.

Our declaration of trust authorizes our board of trustees to reclassify any unissued common shares into other classes or series of shares of beneficial interest and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. In addition, our declaration of trust authorizes our board of trustees, without shareholder approval, to amend our declaration of trust from time to time to increase or decrease the aggregate number of authorized shares of beneficial interest or the number of authorized shares of any class or series of beneficial interest.

Both our board of trustees and our shareholders have the power to amend our bylaws, except for any amendment to the provisions of our bylaws (i) exempting from the control share acquisition statute any and all acquisitions by any person of our shares of beneficial interest and confirming the adoption by our board of trustees of a resolution opting out of the business combination statute, the approval of each of which requires the affirmative vote of a majority of the votes cast on the matter by our shareholders and (ii) amending the amendment provision of our bylaws, the approval of which requires the affirmative vote of a majority of the votes cast on the matter by our shareholders and the approval of our board of trustees.

Meetings of Shareholders

Under our bylaws, an annual meeting of shareholders shall be held each year at a convenient location and on proper notice on the date and at the time and place determined by our board of trustees. Special meetings of our shareholders may be called by the Chairman of our board of trustees, our Chief Executive Officer, our President or our board of trustees. Our bylaws provide that a special meeting of our shareholders to act on any matter that may properly be considered at a meeting of our shareholders shall also be called by our Secretary upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and have provided the information required by our bylaws. Our Secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of such special meeting and, upon payment to the trust by such requesting shareholders of such costs, the Secretary shall give notice to each shareholder entitled to notice of such special meeting. Only the business specified in the notice of the meeting may be brought before a special meeting of our shareholders.

Shareholder Action by Written Consent

Our declaration of trust permits shareholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (b) if the action is advised and submitted to the shareholders for approval by our board of trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders is delivered to the trust in accordance with the vote required to authorize or take such action at a meeting of shareholders.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that nominations of individuals for election as trustees and proposals of business to be considered by shareholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by any shareholder who was a shareholder of record at the record date set by our board of trustees for the purpose of determining shareholders entitled to vote at the meeting, at the time of provision of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Shareholders generally must provide notice to our Secretary not earlier than 9:00 a.m., Eastern Time, on the 150th day or later than 5:00 p.m, Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our shareholders. Nominations of individuals for election as trustees at a special meeting of shareholders may be made only (1) by or at the direction of our board of trustees or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record at the record date set by our board of trustees for the purpose of determining shareholders entitled to vote at the meeting, at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Shareholders generally must provide notice to our Secretary not earlier than 9:00 a.m., Eastern Time, on the 120th day before such special meeting or later than 5:00 p.m., Eastern Time, on the later of the 90th day before the special meeting or the tenth day following the day on which first public announcement of the date of such special meeting is made.

A shareholder’s notice must contain certain information specified by our bylaws about the shareholder, its affiliates and any proposed business or nominee for election as a trustee, including information about the economic interest of the shareholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws

The restrictions on ownership and transfer of our shares of beneficial interest discussed under the caption “Description of Shares of Beneficial Interest—Restrictions on Transfer” prevent any individual from acquiring more than 9.8% (in value) of our outstanding shares of beneficial interest without the approval of our board of trustees. These ownership limits might delay, defer or prevent a change in control of us. Further, our board of trustees has the power to amend our declaration of trust from time to time to increase the aggregate number of authorized shares or the number of authorized shares of any class or series, to classify and reclassify any unissued shares into other classes or series of shares of beneficial interest, and to authorize us to issue the newly-classified shares, as discussed under the captions “Description of Shares of Beneficial Interest—Common Shares,” “Description of Shares of Beneficial Interest—Preferred Shares” and “Description of Shares of Beneficial Interest—Power to Issue Additional Common Shares and Preferred Shares,” and could authorize the issuance of common shares or preferred shares or another class or series of shares of beneficial interest, that could have the effect of delaying, deferring or preventing a change in control of our company. We believe that the power to amend our declaration of trust from time to time to increase the aggregate number of authorized shares or the number of authorized shares of any class or series and to classify or reclassify unissued common shares or preferred shares, without shareholder approval, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our declaration of trust and bylaws also provide that the number of trustees may be established only by our board of trustees, which prevents our shareholders from increasing the number of our trustees and filling any vacancies created by such increase with their own nominees.

The provisions of our declaration of trust and bylaws discussed above under the captions “—Meetings of Shareholders” and “—Advance Notice of Trustee Nominations and New Business” require shareholders seeking to call a special meeting, nominate an individual for election as a trustee or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of trustees and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a shareholder proponent’s interest in us and adequate time to consider shareholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our shareholders to remove incumbent trustees or fill vacancies on our board of trustees with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our shareholders or otherwise be in the best interest of our shareholders. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions were rescinded after shareholder approval or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of Maryland law could have similar anti-takeover effects. Similarly, if we opt back in to the business combination statute after shareholder approval, those provisions of Maryland law could have similar anti-takeover effects.

Exclusive Forum

Our declaration of trust provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for any internal corporate claim (as defined by the MGCL, as applicable to us pursuant to the Maryland REIT Law, or the MRL), and (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our trustees, officers or other employees to us or to our shareholders, (c) any action asserting a claim against us or any of our trustees, officers or other employees arising pursuant to any provision of the MGCL or our declaration of trust or bylaws or (d) any action asserting a claim against us or any of our trustees, officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Trustees and Officers

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision that eliminates our trustees’ and officers’ liability to us and our shareholders for money damages to the maximum extent permitted by Maryland law.

The MRL permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits a Maryland corporation from indemnifying a director or officer who has been adjudged liable in a suit by the corporation or on its behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by the corporation or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our declaration of trust and our bylaws obligate us to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as our trustee, observer on our board of trustees or officer; or

•

while a trustee, observer on our board of trustees or officer and at our request, as a director, officer, partner, trustee, member, manager, employee or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust or employee benefit plan or any other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and without requiring a preliminary determination of the ultimate entitlement to indemnification to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of our company or any of our predecessors.

We have also entered into indemnification agreements with each of our executive officers and trustees that obligate the company to indemnify them to the maximum extent permitted by Maryland law.

Limited Partnership Agreement

Voting Rights

Under the operating partnership’s limited partnership agreement, our company, as our operating partnership’s sole general partner, exercises exclusive and complete responsibility and discretion in our operating partnership’s day-to-day management and control, can cause our operating partnership to enter into major transactions including acquisitions, dispositions and refinancings, subject to certain limited exceptions, and may not be removed as general partner by our limited partners. Our limited partners do not have voting rights relating to our operating partnership’s operation and management, except in connection with matters, as described more fully below, involving certain amendments to the limited partnership agreement.

Our limited partners expressly acknowledged that our company, as our operating partnership’s general partner, is acting on behalf of our operating partnership, our company and our company’s shareholders collectively. Our company is under no obligation to consider the separate interests of our limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. In the event of a conflict between the interests of our company’s shareholders on the one hand and our limited partners on the other, our company will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or our limited partners; provided, however, that for so long as our company directly owns a controlling interest in our operating partnership, any such conflict that our company, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either our shareholders or our limited partners shall be resolved in favor of our shareholders. Our company is not liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions, provided that our company has acted in good faith.

Exchange of Partnership Units

The partnership units are exchangeable for common shares on a one-for-one basis after such partnership units have been held for one year, subject to certain restrictions contained in the limited partnership agreement. Our operating partnership may, however, pay cash for partnership units instead of issuing common shares.

Transfer Restrictions

The partnership units are also subject to certain restrictions on transfer contained in the limited partnership agreement. Accordingly, the partnership units may not be sold or transferred except in compliance with these provisions. The partnership units (and the common shares into which partnership units are convertible) are also not transferable under federal and state securities laws absent a specific exemption or an effective registration statement.

Amendments to the Limited Partnership Agreement

Our company, as the general partner of our operating partnership, has the power unilaterally to make amendments to the limited partnership agreement in any respect or to merge or consolidate our operating partnership with or into any other business entity in connection with certain transfers of our company’s interest in our operating partnership as our general partner; provided, however, that the following amendments to the limited partnership agreement may not be made without the approval of limited partners holding a majority of all outstanding interests in our operating partnership:

•	any other merger or consolidation of our operating partnership;

•	any amendment affecting the operation of the exchange rights (or the operation of the related conversion factor) with respect to partnership units in a manner adverse to our limited partners;

•

any amendment adversely affecting the rights of our limited partners to receive distributions payable to them under the limited partnership agreement, other than with respect to the issuance of additional partnership units in connection with capital contributions;

•

any amendment altering our operating partnership’s allocations of profit and loss to our limited partners, other than with respect to the issuance of additional partnership units in connection with capital contributions; and

•	any amendment imposing any obligations on our limited partners to make additional capital contributions to our operating partnership.

Distributions to Holders of Partnership Units

The limited partnership agreement provides that holders of interests in the operating partnership (including partnership units) are entitled to receive quarterly distributions of cash, in an amount determined by our company in its sole and absolute discretion, on a pro rata basis in accordance with their respective percentage interests.

Issuance of Additional Partnership Units, Common Shares or Preferred Shares

As the operating partnership’s sole general partner, our company has the ability to cause our operating partnership to issue additional partnership units representing general and limited operating partnership interests. In addition, our company may issue additional common shares, preferred shares or convertible securities, but only if it causes our operating partnership to issue to it operating partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to the economic interests of the securities that our company has issued.

Tax Matters

In addition to being the general partner of our operating partnership, our company will be the operating partnership’s “partnership representative” pursuant to Section 6223(a) of the Code and will appoint the “designated individual” empowered to act on behalf of our operating partnership in connection with certain tax matters. As a result, our company will have the authority to make tax elections under the Code on our operating partnership’s behalf.

Allocations of Profit and Loss to Partners

Our operating partnership’s profit and loss for each fiscal year or other applicable period will generally be allocated among holders of interests in our operating partnership in accordance with their respective percentage interests in our operating partnership.

In addition, our company may from time to time issue long-term incentive units to persons who provide services to our company or our operating partnership, for such consideration as our company, as general partner, may determine to be appropriate, and admit such persons as limited partners. Subject to certain provisions of the limited partnership agreement, the long-term incentive units are treated as partnership units, with all the rights, privileges and obligations attendant thereto. The long-term incentive units may be subject to vesting requirements. The terms and special allocation provisions with respect to long-term incentive units are described in the limited partnership agreement.

Operations

The limited partnership agreement provides that our company, as general partner, will determine in its discretion and distribute cash on a quarterly basis, in an amount determined by our company in its sole and absolute discretion, on a pro rata basis in accordance with the partners’ percentage interests in our operating partnership.

The limited partnership agreement provides that our operating partnership will assume and pay when due, or reimburse our company for payment of, all costs and expenses relating to our operating partnership’s operations, or for our operating partnership’s benefit.

Term

Our operating partnership will have a perpetual existence until it is dissolved in accordance with the terms of the limited partnership agreement or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the limited partnership agreement indemnifies our company, as general partner, and its trustees, officers, employees and any other persons it may designate from time to time from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to our operating partnership’s operations in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

The limited partnership agreement also requires the operating partnership to reimburse an indemnitee for reasonable expenses incurred by an indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the operating partnership of (i) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the operating partnership and (ii) a written undertaking by or on behalf of the indemnitee to repay the amount so paid or reimbursed by the operating partnership if it shall ultimately be determined that the standard of conduct has not been met.

Similarly, our company, as our operating partnership’s general partner, and its officers, trustees, agents and employees, are not liable for monetary damages to our operating partnership or any partners of our operating partnership or any limited partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission so long as our company, as general partner, acted in good faith.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following general summary of material U.S. federal income tax considerations regarding our company and the ownership of our common shares is based on the Code; the current, temporary, and proposed Treasury Regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the IRS; and court decisions, in each case as of the date of this prospectus, all of which may be repealed, revoked or modified, possibly with retroactive effect. The administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Although, as described below, we have received two prior rulings from the IRS and we recently entered into a closing agreement with the IRS on certain issues, we have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT in connection with this prospectus, and the statements included in, or incorporated by reference into, this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary also assumes that we and our subsidiaries and affiliated entities will operate in accordance with the applicable organizational documents or operating agreements.

This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary is for general information only, and does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special treatment under the federal income tax rules (except as specifically provided below), including without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations (except as described in “—Taxation of Tax-Exempt Holders of Our Common Shares”);

•	S corporations;

•	traders in securities that elect to mark to market;

•	partnerships and pass-through entities;

•	persons holding our shares indirectly through other vehicles, such as partnerships, trusts, or other entities;

•	regulated investment companies and REITs;

•	broker dealers and dealers in securities or currencies;

•	U.S. expatriates;

•	trusts and estates;

•	holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment or risk reduction or constructive sale transaction;

•	persons beneficially or constructively holding a 10% or more (by vote or value) beneficial interest in us; and

•	U.S. shareholders whose functional currency is not the U.S. dollar.

This summary assumes that you will hold our common shares as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). In addition, this summary does not address the alternative minimum tax provisions of the Code (except where specifically noted), state, local, or non-U.S. tax considerations, or taxes other than income taxes (except where specifically noted). The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common shares will depend upon the shareholder’s particular tax circumstances.

We urge you, as a prospective shareholder, to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale or other disposition of our common shares and of our election to be taxed as a REIT for U.S. federal income tax purposes, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

New Tax Reform Legislation Enacted December 22, 2017

On December 22, 2017, the President signed into law comprehensive tax reform legislation commonly known as the Tax Cuts and Jobs Act, or TCJA, which generally took effect for taxable years beginning on or after January 1, 2018 (subject to certain exceptions). This legislation made many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. These changes are generally effective for taxable years beginning after December 31, 2017. However, a number of changes that reduce the tax rates applicable to noncorporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them.

These changes will impact us and our shareholders in various ways, some of which are adverse relative to prior law, and this summary of material U.S. federal income tax considerations incorporates these changes where material. Technical corrections legislation may be needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress anytime soon.

New Tax Legislation Enacted March 27, 2020

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security, or CARES, Act was signed into law. Among other changes, the CARES Act modifies certain provisions of the TCJA. Under the CARES Act, net operating losses arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may generally be carried back up to five taxable years preceding the tax year of such loss. However, this change under the CARES Act does not apply to REITs, so that net operating losses of a REIT may not be carried back to any previous taxable year. The treatment of net operating losses arising in taxable years beginning after December 31, 2020 is not affected by the CARES Act, and such losses may not be carried back to any prior taxable year. In addition, for taxable years beginning after December 31, 2017, the TCJA had limited the deduction for net operating losses to 80% of current year taxable income. The CARES Act eliminates this 80% limitation for taxable years beginning before January 1, 2021. Additionally, Section 163(j) of the Code, as amended by the TCJA, limited the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. The CARES Act increases the maximum amount of interest expense that may be deducted to 50% of adjusted taxable income for taxable years beginning in 2019 or 2020.

Taxation of Our Company

General

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 1999. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code and intend to continue to be organized and operate in such a manner. However, qualification and taxation as a REIT depend upon our continuing ability to satisfy the numerous asset, income, share ownership and distribution tests imposed under the Code, the satisfaction of which depends, in part, on our operating results. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT.

The provisions of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the provisions of the Code and the corresponding Treasury Regulations that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the express language of the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof.

In connection with this registration statement, King & Spalding LLP has rendered an opinion, subject to certain qualifications, assumptions and limitations, that:

(1)

We have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of our taxable years ended December 31, 2015 through December 31, 2019, and our organization and current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2020 and future taxable years.

(2)

The statements set forth in this prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Investors should be aware that the opinion of King & Spalding LLP is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations as to the nature and value of our assets, the nature and character of our income, our organizational documents and shareholder ownership, and the present and future conduct of our business. The opinion of King & Spalding LLP is also based on the closing agreement that we entered into with the IRS. See “—IRS Closing Agreement.”

The opinion of King & Spalding LLP will not be binding upon the IRS or any court. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, the numerous asset, income, share ownership and distribution tests, discussed below, the satisfaction of which depend in part on our operating results, the results of which have not been and will not be reviewed by King & Spalding LLP on a continuing basis.

Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will satisfy such requirements for any particular taxable year. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time. King & Spalding LLP has no obligation to update its opinion subsequent to the date thereof and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The opinion of King & Spalding LLP does not foreclose the possibility that we may have to utilize the relief provisions discussed below in circumstances not contemplated above, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to retain our REIT qualification.

IRS Closing Agreement

Prior to our initial public offering, or our IPO, King & Spalding LLP identified certain potential issues relating to the status of the storage revenues derived from our Australian and New Zealand warehouse customers as qualifying rents from real property, or Qualifying Rents, for purposes of the 75% and 95% gross income tests that apply to REITs. See “—Gross Income Tests” below. We refer to the revenues from these properties that we received prior to the implementation of certain remediation measures as the “affected storage revenues.” These issues arose as a result of departures from certain representations made in connection with the 2004 Ruling (as defined below) with respect to such customers and also as a result of certain provisions of intercompany agreements between our Australian and New Zealand taxable REIT subsidiaries and our qualified REIT subsidiary that own or lease our Australian and New Zealand warehouse facilities. King & Spalding LLP determined that these potential issues might result in such storage revenues failing to be treated as Qualifying Rents, and that, if such characterization were determined to be correct, we may not have satisfied the 95% gross income test in certain taxable years. Although we believed that we met the Income Tests notwithstanding the issues identified by King & Spalding LLP, in order to resolve any uncertainty, we made a voluntary disclosure of these potential issues to the IRS and filed a request for closing agreement, or the Request, with the IRS on November 16, 2016. In the Request, we asked the IRS to determine that the Australian and New Zealand storage revenues constituted Qualifying Rents notwithstanding the potential issues noted in the Request, or, in the alternative, that any potential failure to satisfy the 95% gross income test due to such issues was due to reasonable cause and not willful neglect, and thus we would be treated as having satisfied the 95% gross income test under Section 856(c)(6) of the Code, or the Reasonable Cause Exception, notwithstanding any such failure. See “—Gross Income Test Relief Provisions” below for a description of the Reasonable Cause Exception. We took steps to remediate the potential issues noted in the Request and completed them by June 30, 2017 after obtaining certain lender approvals.

After concluding that an IRS determination as to whether the Australian and New Zealand storage revenues constituted Qualifying Rents was likely to entail significant delay and potentially interfere with timely completion of our IPO, we entered into a definitive closing agreement with the IRS which (i) treats the affected storage revenues as nonqualifying gross income but determines that the Reasonable Cause Exception applies for each taxable year where we determined there was a potential failure of the 95% gross income test, and (ii) determines that any failure to satisfy the 95% gross income test for our 2017 taxable year that resulted from treating the affected storage revenues received during such year prior to our obtaining lender consent for certain remediation measures as nonqualifying gross income would be due to reasonable cause and not due to willful neglect. Thus, if we failed to satisfy the 95% gross income test for 2017 as a result of the issues that are the subject of the closing agreement, we would not lose our REIT status provided we comply with certain procedural requirements, and in that event a tax would be imposed under Section 857(b)(5) of the Code equal to the amount by which our qualifying income is less than 95% of our total gross income multiplied by a fraction intended to reflect our profitability. The payment made to the IRS pursuant to the closing agreement was approximately $4.3 million. We conclude that we also failed to satisfy the 95% gross income test for 2017 as a result of the issues noted above and paid a tax of approximately $550,000 as a result of such failure.

Taxation of REITs in General

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that we distribute currently to our shareholders because the REIT provisions of the Code generally allow a REIT to deduct dividends paid to shareholders. This treatment substantially eliminates the “double taxation” of earnings (meaning taxation at both the corporate level and shareholder level) that ordinarily results from investment in a regular corporation (a C corporation that does not qualify as a REIT or for other special classification under the Code). In general, income generated by a REIT is taxed only at the shareholder level upon a distribution of dividends by the REIT to its shareholders. Under TCJA, regular C corporations that have not elected REIT tax status will be subject to U.S. federal income tax at a rate of 21%, as opposed to the maximum tax rate of 35% that previously was in effect. In addition, the alternative minimum tax for corporations has been repealed. The reduction in the corporate income tax rate has reduced, but not eliminated, the competitive advantage that REITs enjoy relative to non-REIT corporations. In addition, TCJA temporarily reduces the effective maximum rate of U.S. federal income tax on qualified REIT dividends received by U.S. holders of REIT shares that are individuals, estates and trusts relative to prior law, and in that respect TCJA has temporarily enhanced the attractiveness of investing in REITs for such holders. See “—Taxation of U.S. Holders of Our Common Shares—Distributions Generally.” Finally, the reduction in the corporate tax rate and repeal of the corporate alternative minimum tax may be beneficial to our taxable REIT subsidiaries, or our TRSs, which are taxed as regular C corporations.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income taxation in the following circumstances:

•

We will be taxed at the regular corporate rate (currently 21%) on our REIT taxable income, including net capital gains that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at a rate of 21%.

•

If due to reasonable cause and not willful neglect we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (B) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests as described below (other than a de minimis failure of the 5% asset test or the 10% vote or value test) due to reasonable cause and not due to willful neglect, but we nonetheless maintain our REIT qualification because of specified cure provisions (including the requirement to dispose of the nonqualifying assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure), we will be required to pay a tax in an amount equal to the greater of $50,000 per failure or the corporate tax rate (currently 21%) multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior taxable years, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed plus any retained amounts on which income tax has been paid at the corporate level.

•

If we acquire appreciated assets from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the regular corporate rate (currently 21%), unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

•	We will be required to pay a 100% tax on certain transactions with our TRSs that are not conducted on an arm’s length basis. See “—Penalty Tax.”

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. See “—Taxation of U.S. Holders of Our Common Shares—Distributions Generally.”

•	The earnings of any subsidiaries that are C corporations, including any TRSs, are subject to federal corporate income tax at a rate of 21%.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Organizational Requirements.”

In addition, we and our subsidiaries may be subject to a variety of taxes not discussed here, including payroll taxes and state, local, and foreign income, property, and other taxes on our assets and operations, some of which may apply because such jurisdictions may not treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Other countries may impose taxes on our or our subsidiaries’ operations within their jurisdictions. Furthermore, as a REIT, neither we nor our shareholders will derive a significant benefit from foreign tax credits arising from those taxes. However, in certain circumstances our TRSs may benefit from foreign tax credits arising from those taxes.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is not a financial institution or an insurance company subject to special provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, including specified entities treated as individuals for this purpose, during the last half of each taxable year;

(7)	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated,

(8)	that uses a calendar year for federal income tax purposes and satisfies all relevant filing and other administrative requirements of the federal tax laws to maintain its REIT status;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(10)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(11)	that has not been a party to certain spin-off transactions that are tax-deferred under section 355 of the Code during the preceding ten years but generally after December 7, 2015.

We must meet conditions (1) through (4), inclusive, and (8) and (10) during our entire taxable year and we must meet condition (5) during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

To monitor compliance with the share ownership requirements for a REIT, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our capital shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. We could be subject to monetary penalties if we fail to comply with these recordkeeping requirements. A shareholder that fails or refuses to comply with this demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

We believe that we have been organized, have operated and have issued sufficient shares of capital shares with sufficient diversity of ownership to allow us to satisfy conditions (1) through (11), inclusive, during the relevant time periods. In addition, our declaration of trust provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These share ownership and transfer restrictions are described in “Description of Shares of Beneficial Interest—Restrictions on Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, we will fail to qualify as a REIT. If, however, we comply with the rules described above that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See the section below entitled “—Failure to Qualify.”

Ownership of Interests in Partnerships and Limited Liability Companies

An unincorporated domestic entity organized as a partnership or limited liability company under state law and wholly owned by a REIT (including through ownership in a qualified REIT subsidiary) will generally be treated as a disregarded entity for federal income tax purposes unless it elects otherwise. The assets, liabilities and items of gain, loss, deduction and credit of any such disregarded entity are attributed entirely to the parent REIT for all purposes under the Code, including all REIT qualification tests.

An unincorporated domestic entity that has two or more owners will be treated as a partnership for federal income tax purposes, unless it elects otherwise. In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital. However, solely for purposes of the 10% value test described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding certain securities. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity.

The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.

We currently own 100% of the primary class of equity interests in our operating partnership (directly or through a qualified REIT subsidiary). A secondary class of equity interests in our operating partnership has been issued to certain trustees and employees and such equity interests are intended to be treated as “profits interests” for U.S. federal income tax purposes. Thus, the operating partnership is treated as a partnership for U.S. federal income tax purposes. Accordingly, to the extent not allocated to holders of the operating partnership’s profits interests, 100% of the assets and items of income, gain, loss, deduction and credit of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, will be treated as our assets and items of income, gain, loss, deduction and credit for the purpose of applying the requirements described in this discussion, including the income and asset tests described below.

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company in which we own an interest could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries

We may from time to time own and operate certain properties through wholly owned corporate subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own, directly or indirectly, 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a TRS, as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the federal income tax requirements described in this prospectus, any corporations in which we own a 100% interest (other than any TRSs) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, although it may be subject to state and local taxation in some states. Furthermore, our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITS, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

We currently hold interests in several TRSs, and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing, directly or indirectly, more than 35% of the total voting power or value of the outstanding securities of such corporation. No more than 20% of the value of a REIT’s assets may consist of shares or securities of one or more TRSs. A REIT’s ownership of securities of TRSs will not be subject to the 10% or 5% asset test described below. See “—Asset Tests.” Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a TRS is subject to federal corporate income tax as a regular C corporation at a rate of 21%. This may reduce the cash flow generated by us and our subsidiaries, in the aggregate, and may reduce our ability to make distributions to our shareholders.

Income earned by a TRS is not attributed to the REIT. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income. This income can affect our income and assets tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we use TRSs to perform services or conduct activities that give rise to certain categories of income such as fees for the management of warehouses for third parties, and to provide services to tenants that we are not permitted to provide directly to tenants under the REIT rules. Additionally, all of our employees are employed by one or more of our TRSs. See “—Rents from Real Property.”

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements among unrelated parties.

Under amendments made by TCJA to Section 172 of the Code, to the extent one or more of our TRSs have NOL carryforwards arising from losses sustained in taxable years beginning after December 31, 2017, the deduction for such carryforwards is limited to 80% of the TRS’s taxable income, and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. The CARES Act eliminates this 80% limitation for taxable years beginning before January 1, 2021.

Gross Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property and from qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	“rents from real property”;

•	gain on the sale or other disposition of real property, other than property held primarily for sale to customers in the ordinary course of business;

•	abatements and refunds of taxes on real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs (but not dividends from a TRS);

•	income and gain derived from “foreclosure property”;

•	interest on debt secured by mortgages on real property or on interests in real property;

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (1) to make loans secured by mortgages on real property or on interests in real property or (2) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

For purposes of this test, interest on obligations secured by both real and personal property will be treated as qualifying income for purposes of the 75% gross income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property.

Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from sources that qualify for purposes of the 75% gross income test and from dividends (including dividends from our TRSs), interest, and gain from the sale or disposition of stock or securities, or any combination of these. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales, or an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator of both gross income tests. See “—Prohibited Transaction Income” below.

Rents from Real Property

Rents that we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of gross receipts or sales.

•

In general, neither we nor an actual or constructive owner of 10% or more of our capital shares may actually or constructively own 10% or more of a tenant or a subtenant of a tenant, or the 10% tenant rule. Otherwise, the rent received from such a tenant (or subtenant) may be nonqualifying income unless the tenant or subtenant is a TRS and certain other requirements are met, as discussed below.

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as rents from real property.

•

We normally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may provide services through an independent contractor who is adequately compensated and from whom we do not derive or receive any income or through a TRS. Such services will not cause the rent we receive from those tenants to fail to qualify as rents from real property. Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (1) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (2) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

From time to time, we may lease space to one or more of our TRSs and we may be required to treat any rental payments under those leases as non-qualifying income for REIT purposes under the 10% tenant rule. In the event we enter into leases with any of our TRSs in the future, then, for purposes of the 10% tenant rule discussed above, rents received from such TRSs will not be excluded from the definition of “rents from real property” if at least 90% of the leased space at the property to which the rents relate is rented to qualifying third parties and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by the TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS is modified and such modification results in an increase in rents payable by such TRS, any such increase will not qualify as rents from real property.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may decide not to satisfy some of these conditions to the extent the failure to comply with those conditions will not, based on the advice of our tax counsel, jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

Substantially all of the rental income that we have received in the past and that we anticipate receiving in the future is derived from providing space to customers in our temperature-controlled storage facilities. Our management, trucking, and logistics businesses are carried out by some of our TRSs. We received a private letter ruling from the IRS in 2004, or the 2004 Ruling, substantially to the effect that, if certain conditions are met, (1) amounts we receive for providing space in our temperature-controlled warehouses will constitute rents from real property for purposes of the gross income tests and (2) the provision of product handling, transportation, and other supply-chain services to our customers by a TRS will not cause otherwise qualifying amounts we receive from our customers for providing space in our temperature-controlled warehouses to be nonqualified for purposes of the gross income tests. Our ability to rely on this ruling depends on the continuing accuracy of the facts and representations made to the IRS in connection with such ruling. As discussed under “—IRS Closing Agreement,” we entered into a closing agreement with the IRS pursuant to which we agreed to treat certain income from our Australian and New Zealand properties as nonqualifying income and the IRS agreed that any resulting failure was due to reasonable cause and not due to willful neglect for purposes of applying the Reasonable Cause Exception.

We also obtained a private letter ruling from the IRS in 1998 which provides that our temperature-controlled storage warehouses and central refrigeration systems constitute real property for purposes of the gross income tests described above and the asset tests described below. Recently finalized Treasury Regulations, or the New

Real Property Regulations, have revised the definition of “real property” for purposes of the REIT rules and provided an example that reaches a conclusion consistent with the 1998 private letter ruling in the context of a REIT that leased a temperature-controlled storage warehouse to a tenant under a long-term lease. The 1998 private letter ruling did not address the treatment of our racking systems as real property. While we believe our racking systems also constitute real property under the New Real Property Regulations and the law as it existed prior to the effective date of such regulations, such treatment depends on the application of a number of factors, including permanence, useful life, and frequency and ease of removal, and no assurance can be given that the IRS would not challenge such conclusion. Even if the racking systems were considered to be personal property based on the multiple-factor test in the New Real Property Regulations, then for taxable years commencing after December 31, 2015, so long as the value of such racking systems (and any other personal property leased in connection with our leases of real property) represents no more than 15% of the aggregate real and personal property leased to our customers, as we believe to be the case, such racking systems should be treated as real property and any rents attributable thereto should be treated as qualifying rents. For prior taxable years, while rents attributable to such racking systems would be treated as qualifying rents, the racking systems themselves would not be treated as real property. However, we believe that we would still satisfy the various asset tests described below.

Income from Hedging Transactions

From time to time, we intend to enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction that is clearly identified as a hedging transaction as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of (and thus will be exempt from) the 95% gross income test and the 75% gross income test. A “hedging transaction” means either (1) any transaction entered into in the normal course of our business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) and (3) any transaction entered into to “offset” transactions described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below.

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging transactions (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the regular corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gains

We have investments in entities and properties located outside the United States. In addition, in the future we may acquire or invest in additional entities or properties located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses.

Certain foreign currency gains, to the extent attributable to specified assets or items of qualifying income or gain for purposes of the 75% or 95% gross income test, generally will not constitute gross income for purposes of the applicable test, and therefore will be exempt from such test, provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do. While we may recognize foreign currency gains that will be nonqualifying income for purposes of the 75% and 95% gross income tests, we do not expect that any such foreign currency gains will adversely affect our ability to comply with such tests.

Ownership of Interests in Controlled Foreign Corporations

We own interests in TRSs that are “controlled foreign corporations” for U.S. federal income tax purposes. We will be deemed to earn certain types of income earned by our controlled foreign corporations, whether or not such income is actually distributed to our operating partnership. We will also be deemed to earn other income that is earned but not distributed by our controlled foreign corporations to the extent such corporations are considered to own or guarantee our debt. TCJA also requires us to include in gross income the “global intangible low-taxed income,” or GILTI, determined with respect to our controlled foreign corporations, regardless of whether any distributions are made by our controlled foreign corporations. GILTI is generally equal to the excess, if any, of our pro rata share of the net income (as specially determined for this purpose, taking into account a number of modifications) of our controlled foreign corporations over a deemed return with respect to certain tangible investments made by our controlled foreign corporations. Gross income that we are required to take into account under these provisions will not qualify for the 75% gross income test, but the IRS has issued a Revenue Procedure that treats such income as qualifying for the 95% gross income test. We intend to manage the operations of our controlled foreign corporations, and our ownership of stock of such corporations, to avoid realizing income that would cause us to fail to satisfy the 75% or 95% gross income test.

Gross Income Test Relief Provisions

We will monitor the amount of nonqualifying income we earn and will take actions intended to keep this income within the limitations of the REIT gross income tests. While we expect these actions will prevent a violation of the REIT gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code, which we refer to above as the Reasonable Cause Exception. We generally may make use of the Reasonable Cause Exception if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•

following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we attach a schedule to our U.S. federal income tax return setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with applicable Treasury Regulations.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of the Reasonable Cause Exception. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If the Reasonable Cause Exception does not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of REITs in General,” even if the Reasonable Cause Exception applies, and we retain our status as a REIT, a tax would be imposed with respect to our excess nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income. As discussed above under “—IRS Closing Agreement,” we have relied on the Reasonable Cause Exception for the 2017 and certain prior taxable years with respect to certain storage revenues derived from our Australian and New Zealand warehouses during such years.

Prohibited Transaction Income

Any gain (including any net foreign currency gain) that we realize on the sale of property (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe-harbor exceptions apply. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains recognized by any TRS or any other taxable corporation, although such income will be subject to tax in the hands of such corporation at the regular corporate income tax rate (currently 21%).

Penalty Tax

Any “redetermined rents,” “redetermined deductions,” “excess interest,” or “redetermined TRS service income” we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted if the amounts were determined on an arm’s-length basis. Redetermined TRS service income means the gross income of one of our TRSs attributable to services provided to, or on behalf of, us, to the extent the amount of such income would be increased on distribution, apportionment, or allocation under section 482 of the Code. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Our TRSs provide certain services to our tenants. We attempt to set the fees paid to our TRSs for such services at arm’s-length rates, supported by appropriate transfer pricing studies, although the fees paid may not satisfy the safe-harbor provisions contained in the Code. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect income. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of the amount of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature and diversification of our assets. For purposes of these tests, we will be deemed to own our proportionate share of the assets of any partnership or limited liability company treated as a partnership for federal income tax purposes based on our capital interest in such entity, subject to special rules relating to the 10% value test described below.

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items, and certain government securities. The term “real estate assets” includes real property (including interests in real property and interests in mortgages on real property), shares (or transferable certificates of beneficial interest) in other REITs, and property attributable to the temporary investment of new capital as described above. For tax years beginning after December 31, 2015, real estate assets include (1) personal property that is leased with real property and that accounts for no more than 15% of the total rent paid for the real and personal property; (2) obligations secured by a mortgage on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property; (3) debt instruments of publicly offered REITs; and (4) interests in mortgages on interests in real property (for example, an interest in a mortgage on a leasehold interest in real property).

•	Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

•

Third, except for investments in other REITs, our qualified REIT subsidiaries and TRSs and any other securities includible in the 75% asset test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor, debt securities issued by a partnership in which the REIT holds a partnership interest (to the extent of such partnership interest), or debt securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

•	Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs.

•	Fifth, not more than 25% of the value of our total assets may consist of debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

As described above, we obtained a private letter ruling from the IRS in 1998 which provides that our temperature-controlled storage warehouses and central refrigeration systems constitute real property for purposes of these tests. Although the ruling did not address the treatment of our racking systems as real property, we believe that they should be so treated, as described above.

Our operating partnership owns stock in several TRSs. So long as each of these companies qualifies as a TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation, or the 10% value limitation with respect to our ownership of their stock. Because TRS securities do not qualify for purposes of the 75% asset test, and because we own other assets that do not, or may not, qualify for the 75% asset test, the 75% asset test may effectively limit the value of our TRS securities to less than the TRS-specific 20% limitation described above. Based in part on independent valuations we have obtained in the past, we believe that the aggregate value of our TRS securities has not exceeded the TRS-specific limitation, and such value, together with any other non-qualifying assets, has not exceeded the permitted percentage of the value of our total assets. However, there can be no assurance that the IRS will agree with our determinations of value.

We will monitor the status of our assets, including the growth of our TRS business and the value of our TRS securities, for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Other than the independent valuations mentioned above, no independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from the changes in the relative market values of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate (currently 21%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income” computed without regard to the dividends paid deduction and our net capital gain or loss. For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

We generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment after such declaration, or (2) we declare the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified date in any such month, and we actually pay the dividend before the end of January of the following year.

Generally speaking, to be deductible the amount distributed by a REIT must not be preferential—i.e., every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than according to its dividend rights as a class. However, this rule no longer applies to publicly offered REITs. Accordingly, once we became publicly offered, the preferential dividend rule no longer applies to our distributions.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our shareholders of any distributions that are actually made. Under the TCJA, as modified by the CARES Act, federal net operating losses incurred in taxable years beginning after December 31, 2017 can be carried forward indefinitely. Net operating losses of a REIT may not be carried back to any taxable year, regardless of whether the taxpayer qualified as a REIT in such taxable year. In addition, beginning after December 31, 2017, the TCJA had limited the deduction of net operating losses to 80% of current year taxable income (determined without regard to the deduction for dividends paid). The CARES Act eliminates this 80% limitation for taxable years beginning before January 1, 2021. To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements.

To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at the regular corporate tax rate (currently 21%). Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed (taking into account excess distributions from prior years). Any REIT taxable income and net capital gain that was subject to income tax for any year is treated as an amount distributed during that year for purposes of calculating the 4% excise tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership (of which we are the 100% owner) authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. Further, under amendments to Section 451 of the Code made by TCJA, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. Recent changes to Section 162(m) made by TCJA and effective for taxable years following December 31, 2017 eliminated an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of $1 million, which may have the effect of increasing our REIT taxable income. Finally, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable share dividends in order to meet the distribution requirements, while preserving our cash.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. However, we will be required to pay interest and, in some cases, penalties to the IRS based upon the amount of any deduction claimed for deficiency dividends.

New Interest Deduction Limitation Enacted by TCJA and Modified by the CARES ACT

Section 163(j) of the Code, as amended by the TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, NOL carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. The CARES Act changes the limitation on adjusted taxable income, increasing it from 30% to 50%, but only for tax years that begin in 2019 or 2020. An election contemplated by the CARES Act would permit a taxpayer to opt out of the 50% limitation on adjusted taxable income for any tax year. Moreover, for any tax year beginning in 2020, taxpayers can elect to use their adjusted taxable income from their last tax year beginning in 2019 for their adjusted taxable income in the 2020 tax year, with a pro-ration mechanism for short tax years. Provided the taxpayer makes a timely election (which is irrevocable), the 50% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. In general, while there is no authority under such provision or in the legislative history of the TCJA that specifically addresses temperature-controlled warehouses, we believe that our leasing, management and operation of such warehouses should constitute a real property trade or business, and our operating partnership has elected not to have the interest deduction limitation apply to that trade or business. Further, the IRS has issued proposed regulations that include a safe harbor that would allow any REIT to treat its real property assets (other than certain real property financing assets) as a real property trade or business that qualifies for the election. These proposed regulations are not yet effective, but taxpayers are permitted to rely on them if they do so consistently. If the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs (who may not independently qualify to make the Section 469(c)(7)(C) election) to have greater taxable income and thus potentially greater corporate tax liability.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction. Under TCJA, like-kind exchange tax deferral treatment is available only with respect to exchanges of real property. Thus, tax-free exchanges of tangible personal property and intangible property are no longer permitted.

Built-In Gains Tax

If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that

C corporation, during the five-year period beginning on the date we acquire the asset within a specified “recognition period,” we could be required to pay tax at the highest corporate rate on the gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss, for purposes of the distribution requirements. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its federal income tax return.

Recordkeeping Requirements

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares. See “—Organizational Requirements.”

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax on our taxable income at the regular corporate rate (currently 21%). Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the funds available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction, and individuals may be eligible for the preferential rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year during which we lost our qualification.

Taxation of U.S. Holders of Our Common Shares

For purposes of our discussion, the term “U.S. holder” means a holder of our common shares who, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

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a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.

Distributions Generally

As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” must generally be taken into account as ordinary income and will not qualify for the reduced capital gain rates (currently a maximum rate of 20%) that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders.

The taxation of ordinary REIT dividends has been significantly changed by TCJA, which makes comprehensive changes to the federal income tax treatment of individuals, estates and trusts that generally are effective for taxable years beginning on or after January 1, 2018 and, subject to certain exceptions, expire on December 31, 2025 unless Congress takes action to extend the effectiveness of such changes beyond the scheduled sunset date. In addition to eliminating or limiting various deductions for non-corporate taxpayers and increasing the standard deduction, TCJA also reduces the maximum U.S. federal income tax rate from 39.6% to 37% for individuals filing singly with taxable income over $500,000 and married taxpayers filing jointly with taxable income over $600,000. The new law also makes generally beneficial changes to the tax rates and tax brackets applicable to taxable income below those thresholds.

In addition, under new Section 199A of the Code, individuals, estates and trusts who receive “qualified REIT dividends” are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. Pursuant to the Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the shareholder must meet two holding period-related requirements. First, the shareholder must hold the REIT shares for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT share becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Proposed Treasury Regulations provide that shareholders of registered investment companies, or RICs, are also entitled to the 20% deduction with respect to certain “Section 199A dividends” that are attributable to qualified REIT dividends received by such RICs so long as the shareholders satisfy applicable holding period requirements with respect to their interests in the RIC. Although these Proposed Treasury Regulations are not currently effective, taxpayers may rely on them pending their finalization or withdrawal. The 20% deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as “qualified dividend income,” as described below. Like most of the other changes made by the TCJA applicable to non-corporate taxpayers, the Section 199A deduction will expire on December 31, 2025 unless Congress acts to extend it. Thus, for an individual U.S. holder of our common shares subject to the maximum 37% tax rate (through 2025), this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain “qualified business income” received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital.

A corporate U.S. holder of our shares will not qualify for the 50% dividends received deduction generally available to corporations that receive dividends from non-REIT C corporations, but under TCJA will be subject to U.S. federal income tax on our dividends at a rate of 21% (compared to a maximum rate of 35% under prior law).

The tax rates applicable to long-term capital gains were not changed by TCJA and continue to apply to dividends received by such U.S. holders that we designate as capital gain dividends. Similarly, TCJA left unchanged the maximum 20% U.S. federal income tax rate for non-corporate taxpayers that applies to dividends that we properly designate as qualified dividend income and that are (1) attributable to dividends received by us from non-REIT corporations, such as any of our domestic TRSs or certain foreign corporations, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). If a foreign corporation is a foreign personal holding company or a passive foreign investment company, then dividends from such a corporation will not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the U.S. holder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the U.S. holder will only be eligible to treat the dividend as qualifying dividend income if the U.S. holder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a U.S. holder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the share becomes ex-dividend.

A U.S. holder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. holder has held our common shares. Under Section 291 of the Code, a corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a rate of up to 20%; or

•	an unrecaptured section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 25%.

The IRS currently requires that distributions made to different classes of shares be comprised proportionately of dividends of a particular type.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

U.S. holders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. holders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Sales or Other Taxable Dispositions of Our Common Shares

Upon any taxable sale or other disposition of our common shares, a U.S. holder of our common shares will recognize gain or loss for federal income tax purposes on the disposition of our common shares in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted tax basis in such common shares for tax purposes.

A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. Gain or loss will be capital gain or loss if the common shares have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket. In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Medicare Tax on Net Investment Income

U.S. holders that are classified as individuals, estates, and certain trusts, and whose income exceeds certain thresholds, are also subject to an additional 3.8% Medicare tax on dividends received from us and on gain recognized with respect to the disposition of our shares. The temporary 20% deduction allowed by Section 199A of the Code, as added by TCJA, with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. See “—Taxation of U.S. Holders of Our Common Shares – Distributions Generally.” U.S. holders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.

Information Reporting Requirements and Backup Withholding

We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to withholding at a rate of 24% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as a backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.

Taxation of Tax-Exempt Holders of Our Common Shares

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” or “UBTI,” as defined in the Code. Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our shares are not being used in an unrelated trade or business, the dividend income from us generally will not be UBTI to a tax-exempt holder. Similarly, income from the sale of our common shares generally will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used the common shares in a trade or business.

For tax-exempt shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or a single parent title holding corporation exempt under Section 501(c)(2), the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of the value of our shares could be required to treat a certain percentage of the dividends it receives from us as UBTI if we are a “pension-held REIT.” We will not be a “pension-held REIT” unless (1) we are required to “look through” one or more of our qualified trust shareholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one qualified trust owns more than 25% of the value of our shares, or (ii) one or more qualified trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares. The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Tax-exempt shareholders should consult their tax advisors regarding the potential impact of these rules.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common shares.

Taxation of Non-U.S. Holders of Our Common Shares

For purpose of our discussion, the term “non-U.S. holder” means a holder of our common shares that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for federal income tax purposes). The rules governing the U.S. federal income taxation of non-U.S. holders are complex and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances.

We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the purchase, ownership and disposition of our common shares, including any reporting requirements.

Distributions Generally

Distributions (including any taxable share dividends) to non-U.S. holders that are not attributable to gain from our sale or exchange of a “United States real property interest,” or “USRPI,” and that we do not designate as capital gain dividends (except as described below) will be taxable to such non-U.S. holder as ordinary income to the extent that we pay such distributions out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, distributions received by a non-U.S. holder that are treated as effectively connected with the non-U.S. holder’s U.S. trade or business will be subject to federal income tax on a net basis at graduated rates, in the same manner as U.S. holders are taxed on distributions, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt under the effectively connected exception. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership or our common shares. Distributions that are treated as effectively connected income and that are received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we plan to withhold U.S. federal income tax at a rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder submits to us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate;

•	the non-U.S. holder submits to us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. holder’s U.S. trade or business; or

•	the distribution is designated as a capital gain dividend or is otherwise treated as attributable to a sale of a USRPI under FIRPTA (as discussed below).

Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

•

the investment in our common shares is treated as effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Non-Dividend Distributions

Distributions to a non-U.S. holder in excess of our current and accumulated earnings and profits will not be taxable to the extent that such distributions do not exceed the non-U.S. holder’s basis in its common shares. Instead, the excess portion of the distribution will reduce the adjusted basis of such common shares. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. holder would otherwise be subject to tax on gain from the sale or disposition of our common shares, as described below under “Disposition of Our Common Shares.” Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interest in real property. A distribution is not attributable to a USRPI if we held an interest in the underlying asset solely as a creditor. Under FIRPTA, subject to the exceptions discussed below for distributions on a class of shares that is regularly traded on an established securities market to holders who own less than a certain threshold percentage of such shares and distributions to “qualified stockholders” and “qualified foreign pension funds,” a non-U.S. holder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. holders, subject to the alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution unless a lower treaty rate applies. Unless the exceptions described below apply, the applicable withholding agent must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount withheld, whether or not attributable to sales of USRPIs.

However, so long as our common shares are regularly traded on an established securities market in the United States, capital gain distributions on our common shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. holder did not own more than 10% of our common shares at any time during the one-year period preceding the distribution or the non-U.S. holder was treated as a “qualified shareholder” as described below. Any such non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If a non-U.S. holder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Subject to the exception in the following sentence, any distribution to a “qualified shareholder” who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business, and thus will not be subject to FIRPTA withholding as described above. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on our distributions, non-U.S. persons who hold interests in the “qualified shareholder” (other than interest solely as a creditor) and hold more than 10% of our common shares, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that is (1) either eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more stock exchanges (as defined in such income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that represents more than 50% of the value of all of the partnership’s units and is regularly traded on the NYSE or NASDAQ markets, (2) is a “qualified collective investment vehicle” (as defined below), and (3) maintains records of the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (1), above.

A “qualified collective investment vehicle” is a foreign person that (1) is eligible for benefits under the comprehensive income tax treaty described above, but only if the dividends article of such treaty imposes conditions on the benefits allowable in the case of dividends paid by a REIT, and is eligible for a reduced rate of withholding under such treaty, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” under FIRPTA if it were a domestic corporation, or (3) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Finally, a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” is not treated as a foreign person for purposes of FIRPTA, and thus will not be subject to FIRPTA withholding as described above.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (1) which is created or organized under the laws of a country other than the United States, (2) which is established either by such country to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers as a result of services rendered by such employees to their employers or by one or more employers to provide retirement or pension benefits to such employees in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (4) which is subject to government regulation and provides, or otherwise makes available, annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (5) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from gross income or is taxed at a reduced rate.

Non-U.S. holders are urged to consult their tax advisors regarding qualification as a qualified foreign pension fund.

Disposition of Our Common Shares

Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. holders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common shares if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on the composition of our assets. However, even if we are a U.S. real property holding corporation, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our common shares if the “regularly traded” exception described below applies or if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. Because our common shares are publicly traded, no assurance can be given that we are or will be a domestically controlled qualified investment entity, although a favorable presumption applies in the case of holders of less than 5% of our common shares for whom we do not have actual knowledge of non-U.S. person status.

Regardless of whether we are a domestically controlled qualified investment entity, so long as our common shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common shares. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if (1) our common shares are treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. holder owned, actually or constructively, 10% or less of our common shares during a specified testing period.

In addition, a sale of our common shares by a “qualified shareholder” or a “qualified foreign pension fund” who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our common shares, non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our common shares, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of our common shares were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to the alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Finally, if we are not a domestically controlled qualified investment entity at the time our common shares are sold and the non-U.S. holder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our common shares also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the non-U.S. holder.

With respect to individual non-U.S. holders, even if not subject to FIRPTA, capital gains recognized from the sale of our common shares will be taxable to such non-U.S. holder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeded their actual U.S. federal income tax liability.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of shares made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

The Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, and the Treasury Regulations and administrative guidance issued thereunder impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of dividends paid to U.S. holders who own our common shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of our common shares on or after January 1, 2019, recently proposed Treasury Regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. Taxpayers may rely generally on these Proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of the debt securities might be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding the effects of FATCA on your investment in the debt securities.

State, Local and Foreign Taxes

We and our shareholders may be subject to state, local or foreign taxation in various state, local or foreign jurisdictions, including those in which we or they transact business or reside. Our state, local and foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference to such registration statement.

PLAN OF DISTRIBUTION

We, or the selling securityholders, may sell the securities described in this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices or at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the NYSE (including through at-the-market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions related to the securities;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, a prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at-the-market offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

To the extent required, we will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

King & Spalding, LLP, Atlanta, Georgia, and Venable LLP, Baltimore, Maryland, have passed upon the validity of the securities offered by this prospectus. King  & Spalding, LLP, Atlanta, Georgia, has issued an opinion to us regarding certain tax matters.

EXPERTS

The consolidated financial statements and financial statement schedule of Americold Realty Trust and subsidiaries and Americold Realty Operating Partnership, L.P. and subsidiaries at December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, appearing in Americold Realty Trust’s and Americold Realty Operating Partnership, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Americold Realty Trust and subsidiaries’ internal control over financial reporting as of December 31, 2019 (excluding the internal control over financial reporting of the businesses acquired during the year ended December 31, 2019 as described in Note 1 to the consolidated financial statements, which are also excluded from the scope of management’s assessment), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Americold Realty Trust and subsidiaries’ internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the businesses acquired during the year ended December 31, 2019 as described in Note 1 to the consolidated financial statements from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Americold Realty Trust and subsidiaries’ internal control over financial reporting as of the respective dates given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Chiller Holdco, LLC and its subsidiaries as of December 31, 2018 (Successor) and 2017 (Predecessor), and for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor), together with the notes thereto, appearing in Americold Realty Trust’s and Americold Realty Operating Partnership, L.P.’s Current Report on Form 8-K filed with the SEC on May 3, 2019 (as amended by our Current Report on Form 8-K/A filed with the SEC on July 16, 2019), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to the acquisition of Chiller Holdco, LLC and its subsidiaries), and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Zero Mountain, Inc. as of and for each of the fiscal years ended June 30, 2018 and 2017, together with the notes thereto, appearing in Americold Realty Trust’s and Americold Realty Operating Partnership, L.P.’s Current Report on Form 8-K filed with the SEC on May 3, 2019 (as amended by our Current Report on Form 8-K/A filed with the SEC on July 16, 2019), have been audited by Landmark PLC, independent auditors, as set forth in their report thereon (which report expressed an unmodified opinion and includes an emphasis-of-matter paragraph relating to the acquisition of Zero Mountain, Inc.), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

This registration statement is available to you on the SEC’s website. We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, file periodic and current reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement, are available to you for free on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

•	Our combined Annual Report on Form 10-K of Americold Realty Trust and Americold Realty Operating Partnership, L.P. for the year ended December 31, 2019, filed with the SEC on March 2, 2020;

•

Our definitive proxy statement on Schedule 14A filed with the SEC on April  9, 2020 (solely to the extent incorporated by reference into Part III of our combined Annual Report on Form 10-K of Americold Realty Trust and Americold Realty Operating Partnership, L.P. for the year ended December 31, 2019);

•

Our Current Reports on Form 8-K, filed with the SEC on May  3, 2019 (as amended by our Current Report on Form 8-K/A filed with the SEC on July  16, 2019), January  9, 2020, January  10, 2020, February  20, 2020 (Item 8.01 only, including Exhibit 99.3 thereto), March  6, 2020, March  10, 2020, March 30, 2020 and April 16, 2020;

•	The description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 17, 2018; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document prior to the date of this prospectus incorporated by reference herein or in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus free of charge upon written or oral request. Our filings with the SEC are available on our website at www.americold.com, in the “Investor Relations” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus. You may also obtain a copy of these filings at no cost by calling us at (678) 441-1400 or writing to us at the following address:

Americold Realty Trust

10 Glenlake Parkway South Tower, Suite 600

Atlanta, GA 30328

Attn: Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by the registrants in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
FINRA filing fee		225,500
NYSE listing fee		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Transfer Agent fees and expenses		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*

Because this registration statement covers an indeterminable amount of securities, the registrants are deferring payment of applicable SEC registration fees in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.

**

These fees and expenses payable in connection with the issuance and distribution of the securities registered hereby cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances.

Item 15.	Indemnification of Directors and Officers.

Americold Realty Trust

Maryland law permits a Maryland real estate investment trust to include a provision in its declaration of trust eliminating the liability of its trustees and officers to the trust and its shareholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The amended and restated declaration of trust of Americold Realty Trust, or the declaration of trust contains a provision that eliminates its trustees’ and officers’ liability to the trust and its shareholders for money damages to the maximum extent permitted by Maryland law.

The Maryland REIT Law, or the MRL, permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits a Maryland corporation from indemnifying a director or officer who has been adjudged liable in a suit by the corporation or on its behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received, however, indemnification for an adverse judgment in a suit by the corporation or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, the declaration of trust and the amended and restated bylaws of Americold Realty Trust, or the bylaws, obligate it to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as a trustee, observer on the board of trustees or officer; or

•

while a trustee, observer on the board of trustees or officer and at Americold Realty Trust’s request, as a director, officer, partner, trustee, member, manager, employee or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust or employee benefit plan or any other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and without requiring a preliminary determination of the ultimate entitlement to indemnification to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The declaration of trust and bylaws also permit it to indemnify and advance expenses to any individual who served any of Americold Realty Trust’s predecessors in any of the capacities described above and any employee or agent of Americold Realty Trust or any of its predecessors.

Americold Realty Trust has entered into indemnification agreements with each of its trustees, executive officers and observer to its board of trustees.

Americold Realty Operating Partnership, L.P.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement.

The amended and restated limited partnership agreement (“limited partnership agreement”) of Americold Realty Operating Partnership, L.P. (“operating partnership”) indemnifies Americold Realty Trust, as general partner, and its trustees, officers, employees and any other persons it may designate from time to time from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operating partnership’s operations in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

The limited partnership agreement also requires the operating partnership to reimburse an indemnitee for reasonable expenses incurred by an indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the operating partnership of (i) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the operating partnership and (ii) a written undertaking by or on behalf of the indemnitee to repay the amount so paid or reimbursed by the operating partnership if it shall ultimately be determined that the standard of conduct has not been met.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Declaration of Trust of Americold Realty Trust, dated as of January 22, 2018 (incorporated by reference to Exhibit 3.1 to Americold Realty Trust’s Current Report on Form 8-K filed on January 23, 2018 (File No. 001-34723))

4.2	Articles of Amendment to Americold Realty Trust’s Amended and Restated Declaration of Trust, dated March 9, 2020 (incorporated by reference to Exhibit 3.1 to Americold Realty Trust’s Current Report on Form 8-K filed on March 10, 2020 (File No. 001-34723))

4.3	Amended and Restated Bylaws of Americold Realty Trust (incorporated by reference to Exhibit 3.1 to Americold Realty Trust’s Current Report on Form 8-K filed on May 23, 2019 (File No. 001-34723))

4.4	Amended and Restated Limited Partnership Agreement of Americold Realty Operating Partnership, L.P., dated July 1, 2019 (incorporated by reference to Exhibit 3.1 to Americold Realty Trust’s Current Report on Form 8-K filed on July 2, 2019 (File No. 001-34723))

4.5*	Form of Articles Supplementary for Preferred Shares

4.6*	Form Deposit Agreement for Depositary Shares

4.7*	Form Depositary Receipt

4.8*	Form of Warrant Agreement

4.9	Indenture, dated April 16, 2020, by and among Americold Realty Operating Partnership, L.P., as issuer, Americold Realty Trust, as guarantor, and U.S. Bank National Association, as trustee

4.10*	Form of Debt Securities (including form of Notation of Guarantee)

5.1	Opinion of Venable LLP

5.2	Opinion of King & Spalding LLP

8.1	Opinion of King & Spalding LLP with respect to tax matters

23.1	Consent of Venable (included in Exhibit 5.1)

23.2	Consent of King & Spalding LLP (included in Exhibits 5.2 and 8.1)

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm, with respect to Americold Realty Trust and Americold Realty Operating Partnership, L.P.

Exhibit No.	Description

23.4	Consent of Deloitte & Touche LLP, independent registered public accounting firm, with respect to Chiller Holdco, LLC

23.5	Consent of Landmark PLC, independent auditors for Zero Mountain, Inc.

24.1	Power of Attorney (included on signature page)

25	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on April 16, 2020.

AMERICOLD REALTY TRUST

By:	/s/ Fred W. Boehler
	Name:	Fred W. Boehler
	Title:	President and Chief Executive Officer

AMERICOLD REALTY OPERATING PARTNERSHIP, L.P.

By: Americold Realty Trust, its general partner

By:	/s/ Fred W. Boehler
	Name:	Fred W. Boehler
	Title:	President and Chief Executive Officer

Each of the undersigned hereby constitutes and appoints Fred W. Boehler and Marc J. Smernoff, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3, and any and all amendments thereto (including, without limitation, post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred W. Boehler	President, Chief Executive Officer and Trustee (Principal Executive Officer)	April 16, 2020
Fred W. Boehler

/s/ Marc J. Smernoff	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	April 16, 2020
Marc J. Smernoff

/s/ Thomas C. Novosel	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	April 16, 2020
Thomas C. Novosel

/s/ George J. Alburger, Jr.	Trustee	April 16, 2020
George J. Alburger, Jr.

/s/ Kelly H. Barrett	Trustee	April 16, 2020
Kelly H. Barrett

Signature	Title	Date

/s/ James R. Heistand	Trustee	April 16, 2020
James R. Heistand

/s/ Michelle M. MacKay	Trustee	April 16, 2020
Michelle M. MacKay

/s/ Mark R. Patterson	Trustee	April 16, 2020
Mark R. Patterson

/s/ Andrew P. Power	Trustee	April 16, 2020
Andrew P. Power

/s/ Antonio F. Fernandez	Trustee	April 16, 2020
Antonio F. Fernandez

/s/ David J. Neithercut	Trustee	April 16, 2020
David J. Neithercut